SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 20 TO

                     REGISTRATION STATEMENT NUMBER 33-26844

                     AMERICAN EXPRESS INVESTORS CERTIFICATE

                                      UNDER

                           THE SECURITIES ACT OF 1933

                      AMERICAN EXPRESS CERTIFICATE COMPANY
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    DELAWARE
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      6725
--------------------------------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   41-6009975
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

               IDS Tower 10, Minneapolis, MN 55440, (612) 671-3131
--------------------------------------------------------------------------------

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Bruce A. Kohn - IDS Tower 10, Minneapolis, MN 55440-0010, (612) 671-2221
--------------------------------------------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Explanatory Note

The prospectuses contained in Part I of the Registration Statement are substantially similar and are for the same product. The prospectus indicated "for selected investors" on the front cover contains the following differences from the other Investors Certificate prospectus: The prospectus for selected investors is designed for those selected persons who plan to invest at least $50 million in certain combinations of these certificates. This is indicated on the front cover and again under "Investment amount and terms." There is also a provision stating that if the certificate owner requests a withdrawal exceeding $50 million that the issuer may defer payment for up to 30 days. This provision is found under "Full and partial withdrawals."

            CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 20 TO
                       REGISTRATION STATEMENT NO. 33-26844

Cover Page

Prospectus

Part II Information

Signatures

Exhibits

American Express Investors Certificate

Prospectus April 26, 2000

Provides high fixed rates with capital preservation.


American Express Certificate Company (the Issuer, AECC or AXP Certificate Company), formerly IDS Certificate Company, issues American Express Investors Certificates. You may:


o Purchase this certificate in any amount from $100,000 through $5 million.

o Select a term of one, two, three, six, 12, 24 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

This certificate is available in New York and Florida to persons who are neither citizens nor residents of the United States and to certain U.S. trusts.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.


This certificate is backed solely by the assets of the Issuer. See "Risk Factors" on page 2p.


American Express Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.

Issuer:

American Express Certificate Company

Unit 557


200 AXP Financial Center

Minneapolis, MN 55474

800-862-7919


612-671-3131

Distributor:
American Express Financial Advisors Inc.

Selling Agent:
American Express Bank International

Initial Interest Rates


The Issuer guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates generally referred to as the London Interbank Offered Rates (LIBOR). See "About the Certificate" for more explanation.


Here are the interest rates in effect April 26, 2000*:

                                   Actual
                    Simple         compound            Effective
                    interest       yield for           annualized
   Term             rate*          the term**          yield***

    1 month         4.630%         4.630%              4.730%

    2 month         4.621%         4.630%              4.720%

    3 month         4.761%         4.780%              4.866%

    6 month         4.949%         5.000%              5.063%

  12 month          5.210%         5.336%              5.336%

  24 month          5.418%         5.555%              5.555%

  36 month          5.418%         5.555%              5.555%

* These are the rates for investments of $100,000. Rates may depend on factors described in "Rates for New Purchases" under "About the Certificate."

 **Assuming monthly compounding for the number of months in the term and a $100,000 purchase.

***Assuming monthly compounding for 12 months and a $100,000 purchase.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of the Issuer and may also differ from the rates shown here.

RISK FACTORS

You should consider the following when investing in this certificate:


This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

Table of Contents

Initial Interest Rates                                      2p

Risk Factors                                                2p

About the Certificate                                       6p

Read and Keep This Prospectus                               6p

Investment Amounts and Terms                                6p

Face Amount and Principal                                   7p

Value at Maturity                                           7p

Receiving Cash During the Term                              8p

Interest                                                    8p

Promotions and Pricing Flexibility                          9p

Rates for New Purchases                                     9p

Rates for Future Terms                                     13p

Additional Investments                                     13p

Earning Interest                                           14p

How to Invest and Withdraw Funds                           15p

Buying Your Certificate                                    15p

How to Make Investments at Term End                        16p

Full and Partial Withdrawals                               17p

When Your Certificate Term Ends                            19p

Transfers to Other Accounts                                20p

Transfer of Ownership                                      20p

For More Information                                       20p

Giving Instructions and Written Notification               20p

Purchases by Bank Wire                                     22p

Tax Treatment of Your Investment                           23p

Withholding Taxes                                          24p

How Your Money Is Used and Protected                       25p

Invested and Guaranteed by the Issuer                      25p

Regulated by Government                                    26p

Backed by Our Investments                                  27p

Investment Policies                                        27p

How Your Money Is Managed                                  32p

Relationship Between the Issuer and American Express
Financial Corporation                                      32p

Capital Structure and Certificates Issued                  33p

Investment Management and Services                         33p

Distribution                                               35p

Selling Agent Agreements with American Express
Bank International                                         35p

About American Express Bank International                  36p

Other Selling Agents                                       37p

Transfer Agent                                             37p

Employment of Other American Express Affiliates            37p

Directors and Officers                                     38p

Independent Auditors                                       40p

Appendix                                                   41p

Annual Financial Information                               42p

Summary of Selected Financial Information                  42p

Management's Discussion and Analysis of Financial
Condition and Results of Operations                        43p

IDS Certificate Company                                    50p

Report of Independent Auditors                             51p

Financial Statements                                       52p

Notes to Financial Statements                              60p

About the Certificate

READ AND KEEP THIS PROSPECTUS


This prospectus describes terms and conditions of your American Express Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Investors Certificate as described in the prospectus, or to bind the Issuer by any statement not in it.

This prospectus describes American Express Investors Certificate distributed by American Express Financial Advisors Inc. American Express Bank International
(AEBI) has an arrangement with American Express Financial Advisors Inc. under which the certificate is offered to AEBI's clients who are neither citizens nor residents of the United States and to certain U.S. trusts. The certificate is currently available through AEBI offices located in Florida and New York. This certificate also may be available through other selling agents.


INVESTMENT AMOUNTS AND TERMS


You may purchase the American Express Investors Certificate in any amount from $100,000 payable in U.S. currency. Unless you receive prior approval, your total amount paid in any one or more certificates, in the aggregate over the life of the certificates, less withdrawals, cannot exceed $5 million.

After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which the Issuer will guarantee a specific interest rate. The Issuer guarantees the principal of and interest on your certificate. At the end of the term, you may have interest earned on the certificate during its term credited to your certificate or paid to you. Investments in the certificate may continue for successive terms up to a total of 20 years from the issue date of the certificate. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its 20-year maturity date.

FACE AMOUNT AND  PRINCIPAL


The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals  Face amount (initial investment)

plus At the end of a term, interest credited to your account during the term

minus             Any interest paid to you in cash

plus              Any additional investments to your certificate

minus             Any withdrawals, fees and applicable penalties


Principal   may  change  during  a  term  as  described  in  "Full  and  Partial
Withdrawals."


For example: Assume your initial investment (face amount) of $500,000 earned $7,500 of interest during the term. You have not taken any interest as cash or made any withdrawals. You have invested an additional $250,000 prior to the beginning of the next term. Your principal for the next term will equal:

        $500,000   Face amount (initial investment)

plus      $7,500   Interest credited to your account

minus        $(0)  Interest paid to you in cash

plus    $250,000   Additional investment to your certificate

minus        $(0)  Withdrawals and applicable penalties or fees

        $757,500   Principal at the beginning of the next term


VALUE AT MATURITY

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to Invest and Withdraw Funds."

RECEIVING CASH DURING THE TERM


If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply.


Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST


Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date). Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The Issuer declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o  applying the interest rate then in effect to your balance  each day;

o  adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling the Client Service Organization in Minneapolis at the telephone numbers listed on the back cover.

PROMOTIONS AND PRICING FLEXIBILITY


The Issuer may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company, or its affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested.


RATES FOR NEW PURCHASES

The Issuer has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. The Issuer guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:


1 month Within a range of 70 basis points below to 30 basis points above the one-month LIBOR rate.

2 months Within a range of 70 basis points below to 30 basis points above the two-month LIBOR rate.

3 months Within a range of 70 basis points below to 30 basis points above the three-month LIBOR rate.

6 months Within a range of 70 basis points below to 30 basis points above the six-month LIBOR rate.

12 months   Within a range of 70 basis points below to 30 basis points above the
            12-month LIBOR rate.

24 months   Within a range of 50 basis points below to 50 basis points above the
            12-month LIBOR rate.  (A 24-month LIBOR rate is not published.)

36 months   Within a range of 50 basis points below to 50 basis points above the
            12-month LIBOR rate.  (A 36-month LIBOR rate is not published.)

For investments from $500,000 to $999,999 initial rates for specific terms are determined as follows:

1 month Within a range of 90 basis points below to 10 basis points above the one-month LIBOR rate

2 months Within a range of 90 basis points below to 10 basis points above the two-month LIBOR rate.

3 months Within a range of 90 basis points below to 10 basis points above the three-month LIBOR rate.

6 months Within a range of 90 basis points below to 10 basis points above the six-month LIBOR rate.

12 months   Within a range of 90 basis points below to 10 basis points above the
            12-month LIBOR rate.


24 months   Within a range of 70 basis points below to 30 basis points above the
            12-month LIBOR rate.  (A 24-month LIBOR rate is not published.)

36 months   Within a range of 70 basis points below to 30 basis points above the
            12-month LIBOR rate.  (A 36-month LIBOR rate is not published)


For investments from $250,000 to $499,999 initial rates for specific terms are determined as follows:

1 month Within a range of 130 basis points below to 30 basis points below the one-month LIBOR rate.

2 months Within a range of 130 basis points below to 30 basis points below the two-month LIBOR rate.

3 months Within a range of 130 basis points below to 30 basis points below the three-month LIBOR rate.

6 months Within a range of 130 basis points below to 30 basis points below the six-month LIBOR rate.

12 months   Within a range of 130 basis points below to 30 basis points below the 12-month LIBOR rate.


24 months   Within a range of 110 basis points below to  10 basis points below the 12-month LIBOR rate.  (A 24-month LIBOR rate is not published.)

36 months   Within a range of 110 basis points below to  10 basis points below the 12-month LIBOR rate.  (A 36-month LIBOR rate is not published.)


For investments of $100,000 to $249,999, initial rates for specific terms are determined as follows:

1 month Within a range of 210 basis points below to 110 basis points below the one-month LIBOR rate.

2 months Within a range of 210 basis points below to 110 basis points below the two-month LIBOR rate.

3 months Within a range of 210 basis points below to 110 basis points below the three-month LIBOR rate.

6 months Within a range of 210 basis points below to 110 basis points below the six-month LIBOR rate.

12 months   Within a range of 210 basis points below to 110 basis points below the 12-month LIBOR rate.


24 months   Within a range of 190 basis points below to  90 basis points below the 12-month LIBOR rate.  (A 24-month LIBOR rate is not published.)

36 months  Within a range of 190 basis points below to 90 basis points below the
           12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month deposit is 6.50%, the rate declared on a six-month American Express Investors Certificate greater than $500,000 but less than $1 million would be between 5.60% and 6.60%. If the LIBOR rate published for a given week with respect to 12-month certificates is 7.00%, the Issuer's rates in effect that week for the 24- and 36-month American Express Investors Certificates greater than $500,000 but less than $1 million would be between 6.15% and 7.15%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.


LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by the Issuer is published on the Chicago Mercantile Exchange website at www.cme.com.

Rates for new purchases are reviewed and may change daily. The guaranteed rate that is in effect for your chosen term on the day your application is accepted at the Issuer's corporate office in Minneapolis, Minnesota, U.S.A. will apply to your certificate. The interest rates printed in the front of this prospectus may or may not have changed on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above. You may obtain the current interest rates by calling your AEBI or other selling agent representative.

In determining rates based on the amount of your investment, the Issuer may offer a rate based on your aggregate investment determined by totaling only the amounts invested in each certificate that has a current balance exceeding a specified level. The current balance considered in this calculation may be exclusive of interest. Part of the balance may be required to be invested in terms of a specified minimum length. The aggregate investment may be required to be for terms that average at least a specified minimum length. The certificates whose balances are aggregated must have identical ownership. The rate may be available only for a certificate whose current balance exceeds a specified level or that is offered through a specified distributor or selling agent.


Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and Partial Withdrawals" under "How to Invest and Withdraw Funds."

RATES FOR FUTURE TERMS


Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates for subsequent terms, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, the Issuer has complete discretion as to what interest rates it will declare beyond the initial term. The Issuer will send you notice at the end of each term of the rate your certificate will earn for the new term. You have a 15-day grace period to withdraw your certificate without a withdrawal charge. If LIBOR is no longer publicly available or feasible to use, the Issuer may use another, similar index as a guide for setting rates.


ADDITIONAL INVESTMENTS


You may add to your investment when your term ends. If your new term is a one-month term, you may add to your investment on the first day of your new term (the renewal date) or the following business day if the renewal date is a non-business day. If your new term is greater than one month, you may add to your investment within the 15 days following the end of your term. A $25,000 minimum additional investment is required, payable in U.S. currency. Your confirmation will show the applicable rate. However, unless you receive prior approval from the Issuer, your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $5 million. Additional investments of at least $25,000 may be made by bank wire.

The Issuer must receive your additional investment within the 15 days following the end of a certificate's current term (unless your new investment is a one-month term), if you wish to increase your principal investment as of the first day of the new term. Interest accrues from the first day of the new term or the day your additional investment is accepted by the Issuer, whichever is later, at the rate then in effect for your account. If your new term is a one-month term, your additional investment must be received by the end of the certificate's current term.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the Issuer accepts the additional investment.


EARNING INTEREST


At the end of each certificate month, interest is compounded and credited to your account. A certificate month is the monthly anniversary of the issue date. Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The amount of interest you earn each certificate month is determined by applying the interest rate then in effect to the daily balance of your certificate, and subtracting from that total the interest accrued on any amount withdrawn during the month. Interest is calculated on a 360-day year basis. This means interest is calculated on the basis of a 30-day month even though terms are determined on a calendar month.

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE


This certificate is available only to AEBI clients who are neither citizens nor residents of the United States (or which are foreign corporations, partnerships, estates or trusts) and to U.S. trusts organized under the laws of any state in the United States, so long as the following are true in the case of such a U.S. trust:

o the trust is unconditionally revocable by the grantor or grantors (the person or persons who put the money into the trust);

o  there are no more than 10 grantors of the trust;

o  all the grantors are neither citizens nor residents of the  United States;


o each grantor provides an appropriately certified Form W-8 (or approved substitute), as described under "Tax Treatment of Your Investment;"


o the trustee of the trust is a bank organized under the laws of the United States or any state in the United States; and

o  the trustee supplies AECC with appropriate tax documentation.


The certificate is available through AEBI offices located in Florida and New York. An AEBI or other selling agent representative will help you prepare your purchase application. The Issuer will process the application at our corporate offices in Minneapolis, MN, U.S.A. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.

Important: When you open an account, you must provide a Form W-8 or approved substitute. See "Tax Treatment of Your Investment."

Purchase policies:

o You have 15 days from the date of purchase to cancel your investment without penalty by notifying your AEBI or other selling agent representative, or by writing or calling the Client Service Organization at the address or phone number on the cover of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o The Issuer has complete discretion to determine whether to accept an application and sell a certificate.


HOW TO MAKE INVESTMENTS  AT TERM END


By wire

If you have an established account, you may wire money to:


Norwest Bank Minnesota through July 2000
Wells Fargo Bank Minnesota N.A. after July 2000
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Account #0000029882 for personal account # (your account number) for (your name).


If this information is not included, the order may be rejected and all money received less any costs AECC incurs will be returned promptly.


o    Minimum amount you may wire: $25,000.

o Wire orders can be accepted only on days when your bank, AEFC, AECC and Norwest Bank Minnesota (to be renamed Wells Fargo Bank Minnesota N.A. in July 2000) are open for business.


o Purchases made by wire are accepted by AEFC only from banks located in the United States.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o    Wire   investments  must  be  received  and  accepted  in  the  Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

The Issuer, AEFC, its subsidiaries, AEBI, and other selling agents are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.


FULL AND PARTIAL WITHDRAWALS


You may receive all or part of your money at any time. However:

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal are subject to penalties, described below.

o Partial withdrawals during a term must be at least $10,000. You may not make a partial withdrawal if it would reduce your certificate balance to less than $100,000. If you request such a withdrawal, we will contact you for revised instructions.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.


o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month -- that is, on an interest crediting date.


o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

Penalties for early withdrawal during a term:

When you request a full or partial withdrawal, we pay the amount you request:

o    first from interest credited during the current term,

o    then from the principal of your certificate.


Any withdrawals during a term exceeding the interest credited are deducted from the principal and are used in determining any withdrawal charges. However, the 2% penalty is waived upon the death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust.

Withdrawal penalties: When a penalty applies, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a six-month term. Four months later assume you have earned $20,000 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money in excess of the interest credited, the Issuer has to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $20,000 paid to you is interest earned that term, and the remaining $80,000 paid to you is principal. The Issuer would send you a check for $100,000 and deduct a withdrawal charge of $1,600 (2% of $80,000) from the remaining balance of your certificate. Your new balance would be $918,400.

Total investments                                 $1,000,000

Interest credited                                    $20,000

Total balance                                     $1,020,000

Requested check                                     $100,000

Credited interest withdrawn                         $(20,000)

Withdrawal charge percent                                  2%

Actual withdrawal charge                              $1,600

Balance prior to withdrawal                       $1,020,000

Requested withdrawal check                         $(100,000)

Withdrawal charge                                    $(1,600)

Total balance after withdrawal                      $918,400

Additionally, if you make a withdrawal during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: The 2% penalty is waived upon death of the certificate owner.

For more information on withdrawal charges, talk with your AEBI or other selling agent representative.

WHEN YOUR CERTIFICATE TERM ENDS


On or shortly after the end of the term you have selected for your certificate, the Issuer will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends, the Issuer will automatically renew your certificate for the same term unless you notify your AEBI or other selling agent representative otherwise. If you wish to select a different term, you must notify your representative in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term.


For most terms, you may also add to your investment within the 15 calendar days following the end of your term. See "Additional Investments" under "About the Certificate."


Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS


You may transfer part or all of your certificate to other American Express Certificates available through AEBI.


TRANSFER OF OWNERSHIP


While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to AEBI or another American Express Company affiliate or to another selling agent as collateral security. Your AEBI or other selling agent representative can help you transfer ownership.


FOR MORE INFORMATION


For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your AEBI relationship manager or other selling agent representative, or call the Issuer's client service number in Minneapolis listed on the back cover.


GIVING INSTRUCTIONS AND  WRITTEN NOTIFICATION


Your AEBI or other selling agent representative will handle instructions concerning your account. Written instructions may be provided to either your representative's office or directly to the Issuer.

Proper written notice to your AEBI or other selling agent representative or the Issuer must:

o be addressed to your AEBI or other selling agent office or the Issuer's corporate office, in which case it must identify your AEBI or other selling agent office,

o include your account number and sufficient information for the Issuer to carry out your request, and

o    be signed and dated by all registered owners.

The Issuer will acknowledge your written instructions. If your instructions are incomplete or unclear, you will be contacted for revised instructions.

In the absence of any other written mandate or instructions you have provided to AEBI or your other selling agent, you may elect in writing, on your initial or any subsequent purchase application, to authorize AEBI or your other selling agent to act upon the sole verbal instructions of any one of the named owners, and in turn to instruct the Issuer with regard to any and all actions in connection with the certificate referenced in the application as it may be modified from time to time by term changes, renewals, additions or withdrawals. The individual providing verbal instructions must be a named owner of the certificate involved. In providing such authorization you agree that the Issuer, its transfer agent, AEBI and other selling agents will not be liable for any loss, liability, cost or expense arising in connection with implementing such instructions, reasonably believed by the Issuer, AEBI or your other selling agent, or their representatives, to be genuine. You may revoke such authority at any time by providing proper written notice to your AEBI or other selling agent office.

All amounts payable to or by the Issuer in connection with this certificate are payable at the Issuer's corporate office unless you are advised otherwise.

PURCHASES BY BANK WIRE


You may wish to lock in a specific interest rate by using a bank wire to purchase a certificate. Your representative can instruct you about how to use this procedure. Using this procedure will allow you to start earning interest at the earliest possible time. The minimum that may be wired to purchase a new certificate is $100,000.


Wire orders will be accepted only in U.S. currency and only on days your bank, the Issuer and Norwest Bank Minnesota (to be renamed Wells Fargo Bank Minnesota N.A. in July 2000) are open for business. The payment must be received by the Issuer before 3 p.m. Central U.S.A. time to be credited that day. Otherwise, it will be processed the next business day. The wire purchase will not be made until the wired amount is received and the purchase is accepted by the Issuer. Wire transfers not originating from AEBI or another selling agent are accepted by AECC's corporate office only when originating from banks located in the United States of America. Any delays that may occur in wiring the funds, including delays in processing by the banks, are not the responsibility of the Issuer. Wire orders may be rejected if they do not contain complete information.


While the Issuer does not charge a service fee for incoming wires, you must pay any charge assessed by your bank for the wire service. If a wire order is rejected, all money received will be returned promptly less any costs incurred in rejecting it.

Tax Treatment of Your Investment


Interest paid on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with Form W-8, Certificate of Foreign Status. Form W-8 must be supplied with both a current mailing address and an address of foreign residency, if different. The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). The Form W-8, in effect before January 1, 2001, must be resupplied every three calendar years. If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. Your interest income will be reported to the IRS (Internal Revenue Service) even though it is not taxed by the U.S. government. The United States participates in various tax treaties with foreign countries. Those treaties provide that tax information may be shared upon request between the United States and such foreign governments.


Changes in Tax Regulation


The U.S. Internal Revenue Service has issued new regulations changing the certification requirements for nonresident aliens. As a result of the changes, new Forms W-8 have been designed and are available for use. AECC will need the new forms on file for all clients by January 1, 2001. Depending on your status, you may provide us with any one of four new Forms W-8. Most clients will use Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, but consult your tax advisor to ensure that you are using the correct form. The new Forms W-8 must be resupplied every four calendar years, up from three years with the current form.


A few other changes may affect you. Foreign trusts must apply for a permanent U.S. individual tax identification number (ITIN). Individuals applying for benefits under a tax treaty will have additional requirements.

WITHHOLDING TAXES


If you fail to provide a Form W-8 as required above, you will be subject to 31% backup withholding on interest payments and withdrawals from certificates.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy U.S. estate taxes.



Trusts: If the investor is a trust described in "Buying Your Certificate" under "How to Invest and Withdraw Funds," the policies and procedures described above will apply with regard to each grantor.


Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.


How Your Money Is Used and Protected

INVESTED AND GUARANTEED  BY THE ISSUER

The Issuer, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Investors Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.7 billion and a net worth in excess of $141 million on Dec. 31, 1999.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners,


o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., selling agent fees to selling agents, and transfer agent fees to American Express Client Service Corporation (AECSC).

For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates.


Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

REGULATED BY GOVERNMENT


Because the American Express Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The American Express Investors Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1999, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $238 million. The law requires us to use amortized cost for these regulatory purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of AECC as described in
Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

As a condition to regulatory relief from the SEC, AECC has agreed to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC is not obligated to continue to rely on the relief and continue to comply with the conditions of the relief. Similarly, AECC has entered into a written, informal understanding with the Minnesota Commerce Department that AECC will maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

BACKED BY OUR INVESTMENTS

The Issuer's investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1999:

Type of investment                        Net amount invested

Corporate and other bonds                         49%

Government agency bonds                           22

Preferred stocks                                  16

Mortgages                                         11

Municipal bonds                                    1

Cash and cash equivalents                          1

As of Dec. 31, 1999 about 89% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1999, schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

INVESTMENT POLICIES

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of the Issuer use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities --


Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money Is Used and Protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.


As of Dec. 31, 1999, AECC held about 11% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin --

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities --

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting --

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money --


From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and privately arranged and not intended to be publicly offered.


Real estate --

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities --

We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of AECC's assets.

When-issued securities --


Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. AECC's ability to invest in when-issued securities is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.


Financial transactions including hedges --


We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. The Issuer may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with the Issuer's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on the Issuer's ability to enter into financial transactions to manage the interest rate risk associated with the Issuer's assets and liabilities, but the Issuer does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities --

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions --

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How Your Money Is Managed

RELATIONSHIP BETWEEN THE  ISSUER AND AMERICAN EXPRESS FINANCIAL CORPORATION


The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

The Issuer files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. The Issuer and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1999, AEFC managed or administered investments, including its own, of more than $262 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 600 supervisory offices, more than 3,800 branch offices and 9,480 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International) and Travelers Cheque and related services.


CAPITAL STRUCTURE AND  CERTIFICATES ISSUED


The Issuer has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 1999, the Issuer had issued (in face amount) $90,939,275 of installment certificates and $1,508,505,715 of single payment certificates. As of Dec. 31, 1999, the Issuer had issued (in face amount) $13,684,206,836 of installment certificates and $19,860,383,374 of single payment certificates since its inception in 1941.


INVESTMENT MANAGEMENT  AND SERVICES

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research,

o    making specific investment recommendations,

o and executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation

Included assets                  Percentage of total book value

First $250 million                               0.750%

Next 250 million                                 0.650

Next 250 million                                 0.550

Next 250 million                                 0.500

Any amount over 1 billion                        0.107

Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years

                                  Percentage of
Year         Total fees           Included assets

1999        $8,691,974                0.26%

1998         9,084,332                0.24%

1997        17,232,602                0.50%

Estimated advisory and services fees for 2000 are $8,604,000.

Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

DISTRIBUTION


Under a Distribution Agreement with American Express Financial Advisors Inc., the Issuer pays an annualized fee equal to 1% of the amount outstanding for the distribution of this certificate. Payments are made at the end of each term on certificates with a one-, two- or three-month term. Payments are made each quarter from issuance date on certificates with a six-, 12-, 24- or 36-month term.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $27,950,987 during the year ended Dec. 31, 1999. The Issuer expects to pay American Express Financial Advisors Inc. distribution fees amounting to $29,408,000 during 2000.


See Note 1 to financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays selling expenses in connection with services to the Issuer. The Issuer's board of directors, including a majority of directors who are not interested persons of AEFC or AECC, approved this distribution agreement.


SELLING AGENT AGREEMENTS  WITH AMERICAN EXPRESS  BANK INTERNATIONAL


In turn, under a Selling Agent Agreement with AEBI, American Express Financial Advisors compensates AEBI for its services as selling agent of this certificate as follows:

AEBI is paid an annualized fee ranging from 0.50% to 1.25% of the reserve balance of each certificate, depending on the amount outstanding for each such certificate, with this exception: the fee will be 0.30% of the reserve balance of each certificate with an amount outstanding of $1 million or more when:

o    the  aggregate  reserve  balance  for  that  certificate,   and  any  other
     certificate with identical ownership and an amount outstanding of $1 million or more, is at least $20 million;

o the aggregate reserve balance is invested for terms that average at least six months; and

o at least $5 million of this aggregate reserve balance is invested for a term of 12 months or longer.

American Express Financial Advisors has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors and other Edge Act corporations. For these services, American Express Financial Advisors pays AEBI a fee for this certificate ranging from 0.075% to 0.12% of the reserve balance of each certificate, depending on the amount outstanding for each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made periodically in arrears.

These fees are not assessed to your certificate account.


ABOUT AEBI


AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.


AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 1999, AEBI had total assets of $491 million and total equity of $174 million.


Although AEBI is a banking entity, the American Express Investors Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.


OTHER SELLING AGENTS


This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors at commissions of up to:


o  0.90% of the initial investment on the first day of the certificate's term;
   and

o  0.90% of the certificate's reserve at the beginning of each subsequent term.


This fee is not assessed to your certificate account.

In addition, AECC may pay distributors, and American Express Financial Advisors Inc. may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. From time to time, AECC or American Express Financial Advisors Inc. may pay or permit other promotional incentives, in cash or credit or other compensation.


TRANSFER AGENT


Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.


EMPLOYMENT OF OTHER  AMERICAN EXPRESS AFFILIATES


AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

DIRECTORS AND OFFICERS


The Issuer's sole shareholder, AEFC, elects the board of directors that oversees AECC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $32,000 during 1999 to directors not employed by AEFC.


Board of directors

Rodney P. Burwell
Born  in  1939.  Director  beginning  in  1999.  Chairman,   Xerxes  Corporation
(fiberglass storage tanks). Director, Fairview Corporation.

Charles W. Johnson
Born in 1929. Director since 1989. Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Jean B. Keffeler
Born in 1945. Director beginning in 1999. Independent management consultant.

Richard W. Kling*
Born in 1940. Director since 1996. Chairman of the board of directors from 1996 to 2000. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Thomas R. McBurney
Born in 1938. Director beginning in 1999. President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.

Paula R. Meyer*
Born in 1954. President since 1998. Piper Capital Management (PCM) President from 1997 to 1998. PCM Director of Marketing from 1995 to 1997. PCM Director of Retail Marketing from 1993 to 1995.

Pamela J. Moret*
Born in 1956. Director since December 1999. Chair of the board of directors since January 2000. Senior vice president Investment Products since November 1999. Vice president - Variable Assets & Services from 1997 to 1999. Vice president Retail Services Group from 1996 to 1997. Vice president - Communications from 1992 to 1996. Various attorney positions in General Counsel's Office from 1982 to 1992.

*"Interested Person" of AECC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since 1997. Vice president and corporate treasurer of AEFC since 1997. Controller, American Express Technologies - Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from 1994 to 1997. Director of finance and analysis, Corporate Treasury of AEFC from 1990 to 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995. Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994. Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

Philip C. Wentzel
Born in 1961. Vice president and controller of AECC since January 2000. Vice president - Finance, Insurance Products of AEFC since 1997. Vice president and controller of IDS Life since 1998. Director, Financial Reporting and Analysis - IDS Life from 1992 to 1997.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


INDEPENDENT AUDITORS


A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, Minneapolis, has audited our financial statements at Dec. 31, 1999 and 1998 and for each of the years in the three-year period ended Dec. 31, 1999. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, AECC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

Quick telephone reference*

Selling Agent     American Express
                  Bank International

Region offices    101 East 52nd Street    (212) 415-9500
                  4th Floor
                  New York, NY 10022


                  1221 Brickell Avenue    (305) 350-7750
                  8th Floor
                  Miami, FL 33131


*You may  experience  delays  when  call  volumes  are  high.


American Express
Investors Certificate
200 AXP Financial Center
Minneapolis, MN  55474

800-862-7919


612-671-3131

Distributed by
American Express
Financial Advisors Inc.


S-6037 P (4/00)

Annual Financial Information

Summary of selected financial information
--------------------------------------------------------------------------------

The following selected financial information has been derived from the audited financial statements and should be read in conjunction with those statements and the related notes to financial statements. Also see "Management's discussion and analysis of financial condition and results of operations" for additional comments.


Year Ended Dec. 31,                                        1999           1998            1997            1996          1995
----------------------------------------------------------------------------------------------------------------------------------
                                                                                     ($ thousands)
Statement of Operations Data:
Investment income                                           $254,344        $273,135        $258,232       $251,481      $256,913
Investment expenses                                           77,235          76,811          70,137         62,851        62,817
----------------------------------------------------------------------------------------------------------------------------------

Net investment income before provision for
  certificate reserves and income tax (expense) benefit      177,109         196,324         188,095        188,630       194,096
Net provision for certificate reserves                       138,555         167,108         165,136        171,968       176,407
----------------------------------------------------------------------------------------------------------------------------------

Net investment income before income
  tax (expense) benefit                                       38,554          29,216          22,959         16,662        17,689
Income tax (expense) benefit                                  (4,615)            265           3,682          6,537         9,097
----------------------------------------------------------------------------------------------------------------------------------

Net investment income                                         33,939          29,481          26,641         23,199        26,786
----------------------------------------------------------------------------------------------------------------------------------

Net realized gain (loss) on investments:
  Securities of unaffiliated issuers                           1,250           5,143             980           (444)          452
  Other - unaffiliated                                             -               -               -            101          (120)
----------------------------------------------------------------------------------------------------------------------------------

Net realized gain (loss) on investments
  before income taxes                                          1,250           5,143             980           (343)          332
Income tax (expense) benefit                                    (437)         (1,800)           (343)           120          (117)
----------------------------------------------------------------------------------------------------------------------------------

Net realized gain (loss) on investments                          813           3,343             637           (223)          215
Net income - wholly owned subsidiary                               4           1,646             328          1,251           373
----------------------------------------------------------------------------------------------------------------------------------

Net income                                                   $34,756         $34,470         $27,606        $24,227       $27,374
----------------------------------------------------------------------------------------------------------------------------------

Cash Dividends Declared                                      $40,000         $29,500              $-        $65,000            $-
----------------------------------------------------------------------------------------------------------------------------------

Balance Sheet Data:
Total assets                                              $3,761,068      $3,834,244      $4,053,648     $3,563,234    $3,912,131
Certificate loans                                             28,895          32,343          37,098         43,509        51,147
Certificate reserves                                       3,536,659       3,404,883       3,724,978      3,283,191     3,628,574
Stockholder's equity                                         141,702         222,033         239,510        194,550       250,307
----------------------------------------------------------------------------------------------------------------------------------

IDS Certificate Company (IDSC) is 100% owned by American Express Financial Corporation (Parent).

Management's Discussion and Analysis of Financial Condition and Results of Operations

Results of operations:

IDS Certificate Company's (IDSC) earnings are derived primarily from the after-tax yield on invested assets less investment expenses and interest credited on certificate reserve liabilities. Changes in earnings' trends occur largely due to changes in the rates of return on investments and the rates of interest credited to certificate owner accounts, and also due to changes in the mix of fully taxable and tax-advantaged investments in the IDSC portfolio.

During 1999, total assets decreased $73 million whereas certificate reserves increased $132 million. The decreases in total assets and accounts payable and accrued liabilities resulted primarily from net repayments under reverse repurchase agreements of $116 million. The decrease in total assets reflects also, a decrease in net unrealized appreciation on investment securities classified as available for sale of $115 million. The increase in certificate reserves resulted primarily from interest accruals of $203 million offset by certificate maturities and surrenders exceeding certificate sales by $71 million.

During 1998, total assets and certificate reserves decreased $219 million and $320 million, respectively. The decreases in total assets and certificate reserves resulted primarily from certificate maturities and surrenders exceeding certificate sales. The excess of certificate maturities and surrenders over certificate sales resulted primarily from lower accrual rates declared by IDSC during 1998. The decrease in total assets in 1998 reflects also, a decrease in net unrealized appreciation on investment securities classified as available for sale of $35 million.

1999 Compared to 1998:

Gross investment income decreased 6.9% due primarily to a lower average balance of invested assets.

Investment expenses increased slightly in 1999. The slight increase resulted primarily from the net of higher amortization of premiums paid for index options of $10.1 million and lower interest expense on reverse repurchase and interest rate swap agreements of $6.5 million, lower distribution fees of $2.3 million and lower investment advisory and services and transfer agent fees of $.8 million.

Net provision for certificate reserves decreased 17.1% due primarily to lower accrual rates during 1999.

The decrease in income tax benefit resulted primarily from less tax-advantaged investment income.

1998 Compared to 1997:

Gross investment income increased 5.8% due primarily to a higher average balance of invested assets, partially offset by slightly lower yields.

Investment expenses increased 9.5% in 1998. The increase resulted primarily from higher amortization of premiums paid for index options of $6.4 million, higher interest expense on reverse repurchase and interest rate swap agreements of $5.2 million, and $3.9 million of fees paid under a transfer agent agreement with American Express Client Service Corporation effective Jan. 1, 1998. Prior to Jan. 1, 1998, transfer agent services were provided by AEFC under the investment advisory and services fee agreement. These higher expenses were partially offset by lower investment advisory and services fees of $8.1 million and lower distribution fees of $.7 million.

Net provision for certificate reserves increased 1.2% due primarily to the net of a higher average balance of certificate reserves and lower accrual rates during 1998.

The decrease in income tax benefit resulted primarily from less tax-advantaged investment income.

Liquidity and cash flow:

IDSC's principal sources of cash are payments from sales of face-amount certificates and cash flows from investments. In turn, IDSC's principal uses of cash are payments to certificate owners for matured and surrendered certificates, purchase of investments and payments of dividends to its Parent.

Certificate sales remained strong in 1999 reflecting clients' ongoing desire for safety of principal. Sales of certificates totaled $1.5 billion in 1999 compared to $1.1 billion in 1998 and $1.5 billion in 1997. The higher certificate sales in 1999 over 1998 resulted primarily from special promotions of the seven- and 13-month term IDS Flexible Savings Certificate which produced sales of $295 million. Certificate sales in 1999 benefited also, from higher sales of the IDS Market Strategy Certificate and American Express Investors Certificate of $95 million and $118 million, respectively.

A special promotion of the seven-month term IDS Flexible Savings Certificate was offered from March 10, 1999 to June 8, 1999, and applied only to sales of new certificate accounts during the promotion period. Certificates sold during the promotion period received a special interest rate, determined on a weekly basis, of 100 basis points (1.00%) above the Bank Rate Monitor Top 25 Market AverageTM of comparable length certificates of deposit. Certificate sales during the promotion period totaled $168 million.

In August of 1999, IDSC introduced special seven- and 13-month term IDS Flexible Savings Certificates that offer interest rates competitive with those of certificates of deposit offered online by an affiliated company of IDSC. This special offer applies to both new and existing certificate accounts and will end April 26, 2000. Sales of the seven- and 13-month term IDS Flexible Savings Certificate receive a special interest rate of 70 basis points (.70%) and 80 basis points (.80%), respectively, over the rate in effect at the time of sale for the six- and 12-month term IDS Flexible Savings Certificate, respectively. Certificate sales since introduction in August of 1999 totaled $127 million.

Certificate maturities and surrenders totaled $1.7 billion during both 1999 and 1998 compared to $1.3 billion in 1997. The higher certificate maturities and surrenders in 1998 compared to 1997, resulted primarily from $242 million of surrenders of the seven- and 13-month term IDS Flexible Savings Certificate which were sold from Sept. 10, 1997 to Nov. 25, 1997. These surrenders resulted primarily from lower accrual rates declared by IDSC at term renewal, reflecting interest rates available in the marketplace.

IDSC, as an issuer of face-amount certificates, is affected whenever there is a significant change in interest rates. In view of the uncertainty in the investment markets and due to the short-term repricing nature of certificate reserve liabilities, IDSC continues to invest in securities that provide for more immediate, periodic interest/principal payments, resulting in improved liquidity. To accomplish this, IDSC continues to invest much of its cash flow in intermediate-term bonds and mortgage-backed securities.

IDSC's investment program is designed to maintain an investment portfolio that will produce the highest possible after-tax yield within acceptable risk standards with additional emphasis on liquidity. The program considers investment securities as investments acquired to meet anticipated certificate owner obligations.

Under Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", debt securities that IDSC has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities IDSC does not have the positive intent to hold to maturity, as well as all marketable equity securities, are classified as available for sale and carried at fair value. The available-for-sale classification does not mean that IDSC expects to sell these securities, but that under SFAS No. 115 positive intent criteria, these securities are available to meet possible liquidity needs should there be significant changes in market interest rates or certificate owner demand. See notes 1 and 3 to the financial statements for additional information relating to SFAS No. 115.

At Dec. 31, 1999, securities classified as held to maturity and carried at amortized cost were $.5 billion. Securities classified as available for sale and carried at fair value were $2.6 billion. These securities, which comprise 84% of IDSC's total invested assets, are well diversified. Of these securities, approximately 97% have fixed maturities of which 89% are of investment grade. Other than U.S. Government Agency mortgage-backed securities, no one issuer represents more than 1% of total securities. See note 3 to financial statements for additional information on ratings and diversification.

During the year ended Dec. 31, 1999, securities classified as available for sale were sold with an amortized cost and fair value of $102 million and $105 million, respectively. The securities were sold in general management of the investment portfolio. There were no sales of held-to-maturity securities during the year ended Dec. 31, 1999.

There were no transfers of available-for-sale or held-to-maturity securities during the years ended Dec. 31, 1999 and 1998.

Market risk and derivative financial instruments:

The sensitivity analysis of two different tests of market risk discussed below estimate the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, are a 100 basis point increase in market interest rates and a 10% decline in a major stock market index. Computation of the prospective effects of hypothetical interest rate and major stock market index changes are based on numerous assumptions, including relative levels of market interest rates and the major stock market index level, as well as the levels of assets and liabilities. The hypothetical changes and assumptions will be different than what actually occurs in the future. Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes actually occurred over time. As a result, actual earnings effects in the future will differ from those quantified below.

IDSC primarily invests in intermediate-term and long-term fixed income securities to provide its certificate owners with a competitive rate of return on their certificates while managing risk. These investment securities provide IDSC with a historically dependable and targeted margin between the interest rate earned on investments and the interest rate credited to certificate owners' accounts. IDSC does not invest in securities to generate trading profits for its own account.

IDSC's Investment Committee, which comprises senior business managers, meets regularly to review models projecting different interest rate scenarios and their impact on IDSC's profitability. The committee's objective is to structure IDSC's portfolio of investment securities based upon the type and behavior of the certificates in the certificate reserve liabilities, to achieve targeted levels of profitability and meet certificate contractual obligations.

Rates credited to certificate owners' accounts are generally reset at shorter intervals than the maturity of underlying investments. Therefore, IDSC's margins may be negatively impacted by increases in the general level of interest rates. Part of the committee's strategies include the purchase of derivatives, such as interest rate caps, corridors, floors and swaps, for hedging purposes. On two series of certificates, interest is credited to the certificate owners' accounts based upon the relative change in a major stock market index between the beginning and end of the certificates' terms. As a means of hedging its obligations under the provisions of these certificates, the committee purchases and writes call options on the major stock market index. See note 9 to the financial statements for additional information regarding derivative financial instruments.

The negative impact on IDSC's pretax earnings of the 100 basis point increase in interest rates, which assumes repricings and customer behavior based on the application of proprietary models to the book of business at Dec. 31, 1999 and 1998, would be approximately $8.2 million and $7.5 million for 1999 and 1998, respectively. The 10% decrease in a major stock market index level would have a minimal impact on IDSC's pretax earnings as of Dec. 31, 1999 and 1998, because the income effect is a decrease in option income and a corresponding decrease in interest credited to the IDS and American Express Stock Market Certificate owners' accounts.

Year 2000:

IDSC is a wholly owned  subsidiary  of American  Express  Financial  Corporation
(AEFC), which is a wholly owned subsidiary of American Express Company (American Express). All of the major systems used by IDSC are maintained by AEFC and are utilized by multiple subsidiaries and affiliates of AEFC. American Express coordinated the Year 2000 (Y2K) efforts on behalf of all of its businesses and subsidiaries. Representatives of AEFC participated in these efforts.

IDSC, to date, has not experienced any material systems failures related to the Y2K rollover. American Express' and AEFC's remediation plan for the Y2K issue is discussed in detail in IDSC's 1998 10-K report and 1999 10-Q reports. American Express and AEFC will continue their Y2K monitoring and address any issues that may arise from internal systems or those of third parties. American Express' and AEFC's cumulative costs since inception of the Y2K initiative were $505 million and $68 million, respectively, through Dec. 31, 1999, and are expected to be approximately $10 million and $0.8 million, respectively, in 2000. The majority of these costs are managed by and included in American Express' Corporate and Other segment, as most remediation efforts are related to systems that are maintained by the American Express Technologies organization. Costs related to Y2K have not had a material adverse effect on IDSC's results of operations or financial condition.

Ratios:

The ratio of stockholder's  equity,  excluding  accumulated other  comprehensive
(loss) income net of tax, to total assets less certificate loans and net unrealized holding gains/losses on investment securities (capital to asset ratio) at Dec. 31, 1999 and 1998 was 5.5% and 5.6%, respectively. Under an informal agreement established with the Commissioner of Commerce for the State of Minnesota, IDSC has agreed to maintain at all times a minimum capital to asset ratio of 5.0%.

IDS Certificate Company

Responsibility for Preparation of Financial Statements

The management of IDS Certificate Company (IDSC) is responsible for the preparation and fair presentation of its financial statements. The financial statements have been prepared in conformity with accounting principles generally accepted in the United States which are appropriate in the circumstances, and include amounts based on the best judgment of management. IDSC's management is also responsible for the accuracy and consistency of other financial information included in the prospectus.

In recognition of its responsibility for the integrity and objectivity of data in the financial statements, IDSC maintains a system of internal control over financial reporting. The system is designed to provide reasonable, but not absolute, assurance with respect to the reliability of IDSC's financial statements. The concept of reasonable assurance is based on the notion that the cost of the internal control system should not exceed the benefits derived.

The internal control system is founded on an ethical climate and includes an organizational structure with clearly defined lines of responsibility, policies and procedures, a Code of Conduct, and the careful selection and training of employees. Internal auditors monitor and assess the effectiveness of the internal control system and report their findings to management throughout the year. IDSC's independent auditors are engaged to express an opinion on the year-end financial statements and, with the coordinated support of the internal auditors, review the financial records and related data and test the internal control system over financial reporting.

Report of Independent Auditors

The Board of Directors and Security Holders
IDS Certificate Company:

We have audited the accompanying balance sheets of IDS Certificate Company, a wholly owned subsidiary of American Express Financial Corporation, as of December 31, 1999 and 1998, and the related statements of operations, comprehensive income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the management of IDS Certificate Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 1999 and 1998 by correspondence with custodians and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IDS Certificate Company at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.




ERNST & YOUNG  LLP
Minneapolis, Minnesota
February 3, 2000

Balance Sheets, Dec. 31,
------------------------------------------------------------------------------------------------------------------------------------

Assets
Qualified Assets (note 2)                                                                                 1999          1998
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                            ($ thousands)
Investments in unaffiliated issuers (notes 3, 4 and 10):
  Cash and cash equivalents                                                                                 $47,086            $-
  Held-to-maturity securities                                                                               464,648       592,815
  Available-for-sale securities                                                                           2,620,747     2,710,545
  First mortgage loans on real estate                                                                       378,047       334,280
  Certificate loans - secured by certificate reserves                                                        28,895        32,343
Investments in and advances to affiliates                                                                       422           418
----------------------------------------------------------------------------------------------------------------------------------

Total investments                                                                                         3,539,845     3,670,401
----------------------------------------------------------------------------------------------------------------------------------

Receivables:
  Dividends and interest                                                                                     41,584        46,579
  Investment securities sold                                                                                    953         3,085
----------------------------------------------------------------------------------------------------------------------------------

Total receivables                                                                                            42,537        49,664
----------------------------------------------------------------------------------------------------------------------------------

Other (note 9)                                                                                              123,845        96,213
----------------------------------------------------------------------------------------------------------------------------------

Total qualified assets                                                                                    3,706,227     3,816,278
----------------------------------------------------------------------------------------------------------------------------------

Other Assets
------------------------------------------------------------------------------------------------------------------------------------

Deferred federal income taxes (note 8)                                                                       42,590         1,095
Due from affiliate                                                                                                -         1,082
Deferred distribution fees and other                                                                         12,251        15,789
----------------------------------------------------------------------------------------------------------------------------------

Total other assets                                                                                           54,841        17,966
----------------------------------------------------------------------------------------------------------------------------------


Total assets                                                                                             $3,761,068    $3,834,244
----------------------------------------------------------------------------------------------------------------------------------


Balance Sheets, Dec. 31, (continued)
------------------------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholder's Equity

Liabilities                                                                                               1999          1998
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                            ($ thousands)
Certificate Reserves (note 5):
  Installment certificates:
    Reserves to mature                                                                                     $263,204      $309,110
    Additional credits and accrued interest                                                                  10,932        15,062
    Advance payments and accrued interest                                                                       838           894
    Other                                                                                                        56            55
  Fully paid certificates:
    Reserves to mature                                                                                    3,120,351     2,909,891
    Additional credits and accrued interest                                                                 140,988       169,514
  Due to unlocated certificate holders                                                                          290           357
----------------------------------------------------------------------------------------------------------------------------------

Total certificate reserves                                                                                3,536,659     3,404,883
----------------------------------------------------------------------------------------------------------------------------------

Accounts Payable and Accrued Liabilities:
  Due to Parent (note 7A)                                                                                       733           771
  Due to Parent for federal income taxes                                                                      4,126         7,381
  Due to other affiliates (notes 7B through 7E)                                                                 515           426
  Reverse repurchase agreements                                                                              25,000       141,000
  Payable for investment securities purchased                                                                 1,734         2,211
  Other (notes 9 and 10)                                                                                     50,599        55,539
----------------------------------------------------------------------------------------------------------------------------------

Total accounts payable and accrued liabilities                                                               82,707       207,328
----------------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                                         3,619,366     3,612,211
----------------------------------------------------------------------------------------------------------------------------------

Commitments (note 4)
----------------------------------------------------------------------------------------------------------------------------------

Stockholder's Equity (notes 5B, 5C, and 6)
----------------------------------------------------------------------------------------------------------------------------------

Common stock, $10 par - authorized and issued 150,000 shares                                                  1,500         1,500
Additional paid-in capital                                                                                  143,844       143,844
Retained earnings:
  Appropriated for predeclared additional credits/interest                                                    2,879         3,710
  Appropriated for additional interest on advance payments                                                       10            10
  Unappropriated                                                                                             59,210        63,623
Accumulated other comprehensive (loss) income - net of tax (note 1)                                         (65,741)        9,346
----------------------------------------------------------------------------------------------------------------------------------

Total stockholder's equity                                                                                  141,702       222,033
----------------------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholder's equity                                                               $3,761,068    $3,834,244
----------------------------------------------------------------------------------------------------------------------------------

See notes to financial statements.



Statements of Operations
----------------------------------------------------------------------------------------------------------------------------------

Year ended Dec. 31,                                                                       1999            1998          1997
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        ($ thousands)
Investment Income
Interest income from unaffiliated investments:
  Bonds and notes                                                                           $188,062       $209,408      $191,190
  Mortgage loans on real estate                                                               27,294         18,173        18,053
  Certificate loans                                                                            1,662          1,896         2,200
Dividends                                                                                     35,228         40,856        44,543
Other                                                                                          2,098          2,802         2,246
----------------------------------------------------------------------------------------------------------------------------------

Total investment income                                                                      254,344        273,135       258,232
----------------------------------------------------------------------------------------------------------------------------------

Investment Expenses
Parent and affiliated company fees (note 7):
  Distribution                                                                                31,484         33,783        34,507
  Investment advisory and services                                                             8,692          9,084        17,233
  Transfer agent                                                                               3,572          3,932             -
  Depository                                                                                     238            250           238
Options (note 9)                                                                              31,095         21,012        14,597
Interest rate caps, corridors and floors (note 9)                                                  -              -            35
Reverse repurchase agreements                                                                    677          3,689         1,217
Interest rate swap agreements (note 9)                                                         1,146          4,676         1,956
Other                                                                                            331            385           354
----------------------------------------------------------------------------------------------------------------------------------

Total investment expenses                                                                     77,235         76,811        70,137
----------------------------------------------------------------------------------------------------------------------------------

Net investment income before provision for certificate
  reserves and income tax (expense) benefit                                                 $177,109       $196,324      $188,095
----------------------------------------------------------------------------------------------------------------------------------



Statements of Operations (continued)
------------------------------------------------------------------------------------------------------------------------------------

Year ended Dec. 31,                                                                       1999            1998          1997
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       ($ thousands)
Provision for Certificate Reserves (notes 5 and 9)
According to the terms of the certificates:
  Provision for certificate reserves                                                         $11,493         $9,623        $9,796
  Interest on additional credits                                                                 874          1,032         1,244
  Interest on advance payments                                                                    33             44            50
Additional credits/interest authorized by IDSC:
  On fully paid certificates                                                                 118,371        146,434       141,515
  On installment certificates                                                                  8,676         11,001        13,560
----------------------------------------------------------------------------------------------------------------------------------

Total provision for certificate reserves before reserve recoveries                           139,447        168,134       166,165
Reserve recoveries from terminations prior to maturity                                          (892)        (1,026)       (1,029)
----------------------------------------------------------------------------------------------------------------------------------

Net provision for certificate reserves                                                       138,555        167,108       165,136
----------------------------------------------------------------------------------------------------------------------------------

Net investment income before income tax (expense) benefit                                     38,554         29,216        22,959
Income tax (expense) benefit (note 8)                                                         (4,615)           265         3,682
----------------------------------------------------------------------------------------------------------------------------------

Net investment income                                                                         33,939         29,481        26,641
----------------------------------------------------------------------------------------------------------------------------------

Net realized gain on investments
  Securities of unaffiliated issuers before income tax expense                                 1,250          5,143           980
----------------------------------------------------------------------------------------------------------------------------------

  Income tax (expense) benefit (note 8):
    Current                                                                                   (1,151)        (1,800)         (304)
    Deferred                                                                                     714              -           (39)
----------------------------------------------------------------------------------------------------------------------------------

  Total income tax expense                                                                      (437)        (1,800)         (343)
----------------------------------------------------------------------------------------------------------------------------------

Net realized gain on investments                                                                 813          3,343           637
----------------------------------------------------------------------------------------------------------------------------------

Net income - wholly owned subsidiary                                                               4          1,646           328
----------------------------------------------------------------------------------------------------------------------------------

Net income                                                                                   $34,756        $34,470       $27,606
----------------------------------------------------------------------------------------------------------------------------------

See notes to financial statements.


Statements of Comprehensive Income
----------------------------------------------------------------------------------------------------------------------------------

Year ended Dec. 31,                                                                       1999            1998          1997
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       ($ thousands)

Net income                                                                                   $34,756        $34,470       $27,606
----------------------------------------------------------------------------------------------------------------------------------

Other comprehensive (loss) income (note 1)
  Unrealized (losses) gains on available-for-sale
  securities:
    Unrealized holding (losses) gains arising during year                                   (112,460)       (32,020)       26,639
    Income tax benefit (expense)                                                              39,361         11,207        (9,324)
----------------------------------------------------------------------------------------------------------------------------------

    Net unrealized holding (losses) gains arising during period                              (73,099)       (20,813)       17,315
----------------------------------------------------------------------------------------------------------------------------------

    Reclassification adjustment for (gains) losses included in net income                     (3,058)        (2,514)           59
    Income tax expense (benefit)                                                               1,070            880           (20)
----------------------------------------------------------------------------------------------------------------------------------

    Net reclassification adjustment for (gains) losses included in net income                 (1,988)        (1,634)           39
----------------------------------------------------------------------------------------------------------------------------------

Net other comprehensive (loss) income                                                        (75,087)       (22,447)       17,354
----------------------------------------------------------------------------------------------------------------------------------

Total comprehensive (loss) income                                                           ($40,331)       $12,023       $44,960
----------------------------------------------------------------------------------------------------------------------------------

See notes to financial statements.



Statements of Stockholder's Equity
------------------------------------------------------------------------------------------------------------------------------------

Year ended Dec. 31,                                                                       1999            1998          1997
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       ($ thousands)

Common Stock
Balance at beginning and end of year                                                          $1,500         $1,500        $1,500
----------------------------------------------------------------------------------------------------------------------------------

Additional Paid-in Capital
Balance at beginning and end of year                                                        $143,844       $143,844      $143,844
----------------------------------------------------------------------------------------------------------------------------------

Retained Earnings
Appropriated for predeclared additional credits/interest (note 5B)
Balance at beginning of year                                                                  $3,710         $6,375       $11,989
Transferred to unappropriated retained earnings                                                 (831)        (2,665)       (5,614)
----------------------------------------------------------------------------------------------------------------------------------

Balance at end of year                                                                        $2,879         $3,710        $6,375
----------------------------------------------------------------------------------------------------------------------------------

Appropriated for additional interest on advance payments (note 5C)
Balance at beginning of year                                                                     $10            $50           $50
Transferred to unappropriated retained earnings                                                    -            (40)            -
----------------------------------------------------------------------------------------------------------------------------------

Balance at end of year                                                                           $10            $10           $50
----------------------------------------------------------------------------------------------------------------------------------

Unappropriated (note 6)
Balance at beginning of year                                                                 $63,623        $55,948       $22,728
Net income                                                                                    34,756         34,470        27,606
Transferred from appropriated retained earnings                                                  831          2,705         5,614
Cash dividends declared                                                                      (40,000)       (29,500)            -
----------------------------------------------------------------------------------------------------------------------------------

Balance at end of year                                                                       $59,210        $63,623       $55,948
----------------------------------------------------------------------------------------------------------------------------------

Accumulated other comprehensive (loss) income -
  net of tax (note 1)
Balance at beginning of year                                                                  $9,346        $31,793       $14,439
Net other comprehensive (loss) income                                                        (75,087)       (22,447)       17,354
----------------------------------------------------------------------------------------------------------------------------------

Balance at end of year                                                                      ($65,741)        $9,346       $31,793
----------------------------------------------------------------------------------------------------------------------------------

Total stockholder's equity                                                                  $141,702       $222,033      $239,510
----------------------------------------------------------------------------------------------------------------------------------

See notes to financial statements.


Statements of Cash Flows
-----------------------------------------------------------------------------------------------------------------------------------

Year ended Dec. 31,                                                                       1999            1998          1997
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      ($ thousands)
Cash Flows from Operating Activities
Net income                                                                                   $34,756        $34,470       $27,606
Adjustments to reconcile net income to net
cash provided by operating activities:
  Net income of wholly owned subsidiary                                                           (4)        (1,646)         (328)
  Net provision for certificate reserves                                                     138,555        167,108       165,136
  Interest income added to certificate loans                                                  (1,037)        (1,180)       (1,414)
  Amortization of premiums/discounts-net                                                      29,030         22,620        15,484
  Provision for deferred federal income taxes                                                 (1,063)        (3,088)       (2,266)
  Net realized gain on investments before income taxes                                        (1,250)        (5,143)         (980)
  Decrease (increase) in dividends and interest receivable                                     4,995          2,238        (4,804)
  Decrease in deferred distribution fees                                                       3,533          5,310         4,434
  Decrease (increase) in other assets                                                          1,082         (1,082)            -
  (Decrease) increase in other liabilities                                                   (18,390)        16,814           443
----------------------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                                    190,207        236,421       203,311
----------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities
Maturity and redemption of investments:
  Held-to-maturity securities                                                                134,907        161,649        76,678
  Available-for-sale securities                                                              426,257        468,218       408,019
  Other investments                                                                           73,387         76,894        79,929
Sale of investments:
  Held-to-maturity securities                                                                      -          6,245        33,910
  Available-for-sale securities                                                              107,244        344,901       160,207
Certificate loan payments                                                                      4,162          4,006         4,814
Purchase of investments:
  Held-to-maturity securities                                                                 (6,785)        (1,034)       (4,565)
  Available-for-sale securities                                                             (554,270)      (663,347)   (1,283,620)
  Other investments                                                                         (102,183)      (189,905)      (62,831)
Certificate loan fundings                                                                     (3,680)        (3,703)       (5,021)
----------------------------------------------------------------------------------------------------------------------------------

Net cash provided by (used in) investing activities                                          $79,039       $203,924     ($592,480)
----------------------------------------------------------------------------------------------------------------------------------



Statements of Cash Flows (continued)
------------------------------------------------------------------------------------------------------------------------------------

Year ended Dec. 31,                                                                       1999            1998          1997
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      ($ thousands)
Cash Flows from Financing Activities
Payments from certificate owners                                                          $1,596,079     $1,192,026    $1,580,013
Proceeds from reverse repurchase agreements                                                  123,500        919,500       433,000
Dividend from wholly owned subsidiary                                                              -          8,000             -
Certificate maturities and cash surrenders                                                (1,662,239)    (1,729,871)   (1,324,175)
Payments under reverse repurchase agreements                                                (239,500)      (800,500)     (411,000)
Dividends paid                                                                               (40,000)       (29,500)            -
----------------------------------------------------------------------------------------------------------------------------------

Net cash (used in) provided by financing activities                                         (222,160)      (440,345)      277,838
----------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                                          47,086              -      (111,331)
Cash and cash equivalents beginning of year                                                        -              -       111,331
----------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents end of year                                                        $47,086             $-            $-
----------------------------------------------------------------------------------------------------------------------------------


Supplemental Disclosures Including Non-cash Transactions:
Cash paid (received) for income taxes                                                         $9,233        ($1,217)         $104
Certificate maturities and surrenders through
  loan reductions                                                                              4,003          5,632         8,032

See notes to financial statements.


Notes to Financial Statements ($ in thousands unless indicated otherwise)
--------------------------------------------------------------------------------

1.  Nature of business and summary of significant accounting policies

Nature of business

IDS Certificate Company (IDSC) is a wholly owned subsidiary of American Express Financial Corporation (Parent), which is a wholly owned subsidiary of American Express Company. IDSC is registered as an investment company under the Investment Company Act of 1940 ("the 1940 Act") and is in the business of issuing face-amount investment certificates. The certificates issued by IDSC are not insured by any government agency. IDSC's certificates are sold primarily by American Express Financial Advisors Inc.'s (an affiliate) field force operating in 50 states, the District of Columbia and Puerto Rico. IDSC's Parent acts as investment advisor for IDSC.

On Jan. 28, 2000 the IDSC Board of Directors approved the name change of IDS Certificate Company to American Express Certificate Company to become effective April 26, 2000.

IDSC currently offers nine types of certificates with specified maturities ranging from 10 to 20 years. Within their specified maturity, most certificates have interest rate terms of one- to 36-months. In addition, two types of certificates have interest tied, in whole or in part, to any upward movement in a broad-based stock market index. Except for two types of certificates, all of the certificates are available as qualified investments for Individual Retirement Accounts or 401(k) plans and other qualified retirement plans.

IDSC's gross income is derived primarily from interest and dividends generated by its investments. IDSC's net income is determined by deducting from such gross income its provision for certificate reserves, and other expenses, including taxes, the fee paid to Parent for investment advisory and other services, and the distribution fees paid to American Express Financial Advisors, Inc.

Described below are certain accounting policies that are important to an understanding of the accompanying financial statements.

Basis of financial statement presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States. IDSC uses the equity method of accounting for its wholly owned unconsolidated subsidiary, which is the method prescribed by the Securities and Exchange Commission (SEC) for non-investment company subsidiaries of issuers of face-amount certificates. Certain amounts from prior years have been reclassified to conform to the current year presentation.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of income and expenses during the year then ended. Actual results could differ from those estimates.

Fair values of financial instruments

The fair values of financial instruments disclosed in the notes to financial statements are estimates based upon current market conditions and perceived risks, and require varying degrees of management judgment.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
--------------------------------------------------------------------------------

Preferred stock dividend income

IDSC recognizes dividend income from cumulative redeemable preferred stocks with fixed maturity amounts on an accrual basis similar to that used for recognizing interest income on debt securities. Dividend income from perpetual preferred stock is recognized on an ex-dividend basis.

Investment securities

Cash equivalents are carried at amortized cost, which approximates fair value. IDSC has defined cash and cash equivalents as cash in banks and highly liquid investments with a maturity of three months or less at acquisition and are not interest rate sensitive.

Debt securities that IDSC has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities IDSC does not have the positive intent to hold to maturity, as well as all marketable equity securities, are classified as available for sale and carried at fair value. Unrealized holding gains and losses on securities classified as available for sale are carried, net of deferred income taxes, as accumulated other comprehensive income (loss) in stockholder's equity.

The basis for determining cost in computing realized gains and losses on securities is specific identification. When there is a decline in value that is other than temporary, the securities are carried at estimated realizable value with the amount of adjustment included in income.

First mortgage loans on real estate

Mortgage loans are carried at amortized cost, less reserves for losses, which is the basis for determining any realized gains or losses. The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

Impairment is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate, or the fair value of collateral. The amount of the impairment is recorded in a reserve for mortgage loan losses.

The reserve for mortgage loan losses is maintained at a level that management believes is adequate to absorb estimated losses in the portfolio. The level of the reserve account is determined based on several factors, including historical experience, expected future principal and interest payments, estimated collateral values, and current and anticipated economic and political conditions. Management regularly evaluates the adequacy of the reserve for mortgage loan losses.

IDSC generally stops accruing interest on mortgage loans for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
--------------------------------------------------------------------------------

Certificates

Investment certificates may be purchased either with a lump-sum payment or by installment payments. Certificate owners are entitled to receive at maturity a definite sum of money. Payments from certificate owners are credited to investment certificate reserves. Investment certificate reserves accumulate at specified percentage rates as declared by IDSC. Reserves also are maintained for advance payments made by certificate owners, accrued interest thereon, and for additional credits in excess of minimum guaranteed rates and accrued interest thereon. On certificates allowing for the deduction of a surrender charge, the cash surrender values may be less than accumulated investment certificate reserves prior to maturity dates. Cash surrender values on certificates allowing for no surrender charge are equal to certificate reserves. The payment distribution, reserve accumulation rates, cash surrender values, reserve values and other matters are governed by the 1940 Act.

Deferred distribution fee expense

On certain series of certificates, distribution fees are deferred and amortized over the estimated lives of the related certificates, which is approximately 10 years. Upon surrender prior to maturity, unamortized deferred distribution fees are recognized in expense and any related surrender charges are recognized as a reduction in provision for certificate reserves.

Federal income taxes

IDSC's taxable income or loss is included in the consolidated federal income tax return of American Express Company. IDSC provides for income taxes on a separate return basis, except that, under an agreement between Parent and American Express Company, tax benefits are recognized for losses to the extent they can be used in the consolidated return. It is the policy of Parent and it subsidiaries that Parent will reimburse a subsidiary for any tax benefits recorded.

Accounting developments

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This SOP, which was effective Jan. 1, 1999, requires the capitalization of certain costs incurred to develop or obtain software for internal use. Software utilized by IDSC is owned by Parent and is capitalized on Parent's financial statements. As a result, the new rule did not have a material impact on IDSC's results of operations or financial condition.

In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective Jan. 1, 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The ultimate financial impact of adoption of the new rule will depend on the derivatives in place at adoption and cannot be estimated at this time.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

2.  Deposit of assets and maintenance of qualified assets

A) Under the provisions of its certificates and the 1940 Act, IDSC was required to have qualified assets (as that term is defined in Section 28(b) of the 1940
Act) in the amount of  $3,476,365  and  $3,353,920  at Dec.  31,  1999 and 1998,
respectively. IDSC had qualified assets of $3,805,634 at Dec. 31, 1999 and $3,799,689 at Dec. 31, 1998, excluding net unrealized depreciation on available-for-sale securities of $101,141 at Dec. 31, 1999 and unrealized appreciation of $14,378 at Dec. 31, 1998 and payable for securities purchased of $1,734 and $2,211 at Dec. 31, 1999 and 1998, respectively.

Qualified assets are valued in accordance with such provisions of Minnesota Statutes as are applicable to investments of life insurance companies. Qualified assets for which no provision for valuation is made in such statutes are valued in accordance with rules, regulations or orders prescribed by the SEC. These values are the same as financial statement carrying values, except for debt securities classified as available for sale and all marketable equity securities, which are carried at fair value in the financial statements but are valued at amortized cost for qualified asset and deposit maintenance purposes.

B) Pursuant to provisions of the certificates, the 1940 Act, the central depository agreement and to requirements of various states, qualified assets of IDSC were deposited as follows:

                                                                              Dec. 31, 1999
-----------------------------------------------------------------------------------------------------

                                                                        Required
                                                         Deposits       deposits         Excess
-----------------------------------------------------------------------------------------------------
Deposits to meet certificate
liability requirements:
States                                                          $364            $325             $39
Central Depository                                         3,682,847       3,444,056         238,791
-----------------------------------------------------------------------------------------------------

Total                                                     $3,683,211      $3,444,381        $238,830
-----------------------------------------------------------------------------------------------------

                                                                              Dec. 31, 1998
-----------------------------------------------------------------------------------------------------

                                                                        Required
                                                         Deposits       deposits         Excess
-----------------------------------------------------------------------------------------------------
Deposits to meet certificate
liability requirements:
States                                                          $364            $327             $37
Central Depository                                         3,543,964       3,317,295         226,669
-----------------------------------------------------------------------------------------------------

Total                                                     $3,544,328      $3,317,622        $226,706
-----------------------------------------------------------------------------------------------------

Notes to Financial Statements ($ in thousands unless indicated otherwise)
--------------------------------------------------------------------------------

The assets on deposit at Dec. 31, 1999 and 1998 consisted of securities having a deposit value of $3,217,101 and $3,153,038, respectively; mortgage loans of $378,047 and $334,280, respectively; and other assets of $88,063 and $57,010, respectively.

American Express Trust Company is the central depository for IDSC.  See note 7C.

3.  Investments in securities

A) Fair values of investments in securities represent market prices or estimated fair values when quoted prices are not available. Estimated fair values are determined by using established procedures, involving review of market indexes, price levels of current offerings and comparable issues, price estimates and market data from independent brokers and financial files. The procedures are reviewed annually. IDSC's vice president, investments, reports to the board of directors on an annual basis regarding such pricing sources and procedures to provide assurance that fair value is being achieved.

The following is a summary of securities held to maturity and securities available for sale at Dec. 31, 1999 and 1998:



                                                                            Dec. 31, 1999
                                                      --------------------------------------------------------------
                                                                                          Gross          Gross
                                                        Amortized         Fair         unrealized      unrealized
                                                           cost           value           gains          losses
--------------------------------------------------------------------------------------------------------------------
Held to maturity:
U.S. Government and
  agencies obligations                                          $364            $365              $1             $-
Mortgage-backed securities                                    16,662          16,596             178            244
Corporate debt securities                                     78,267          78,970           1,402            699
Stated maturity preferred stock                              369,355         375,052           6,398            701
--------------------------------------------------------------------------------------------------------------------

Total                                                       $464,648        $470,983          $7,979         $1,644
--------------------------------------------------------------------------------------------------------------------
Available for sale:
Mortgage-backed securities                                  $773,120        $763,195          $2,339        $12,264
State and municipal obligations                               33,430          33,615             265             80
Corporate debt securities                                  1,743,621       1,653,271           1,944         92,294
Stated maturity preferred stock                               62,708          62,370             292            630
Perpetual preferred stock                                    109,009         108,296             574          1,287
--------------------------------------------------------------------------------------------------------------------

Total                                                     $2,721,888      $2,620,747          $5,414       $106,555
--------------------------------------------------------------------------------------------------------------------


Notes to Financial Statements ($ in thousands unless indicated otherwise)
--------------------------------------------------------------------------------


                                                                            Dec. 31, 1998
                                                      --------------------------------------------------------------
                                                                                          Gross          Gross
                                                        Amortized         Fair         unrealized      unrealized
                                                           cost           value           gains          losses
--------------------------------------------------------------------------------------------------------------------

Held to maturity:
U.S. Government and
  agencies obligations                                          $363            $373             $10             $-
Mortgage-backed securities                                    22,366          22,986             620              -
Corporate debt securities                                    168,191         172,941           4,750              -
Stated maturity preferred stock                              401,895         428,689          26,802              8
--------------------------------------------------------------------------------------------------------------------

Total                                                       $592,815        $624,989         $32,182             $8
--------------------------------------------------------------------------------------------------------------------
Available for sale:
Mortgage-backed securities                                  $831,677        $846,864         $15,787           $600
State and municipal obligations                               32,075          33,437           1,362              -
Corporate debt securities                                  1,674,932       1,667,264          29,197         36,865
Stated maturity preferred stock                               63,257          65,822           2,637             72
Perpetual preferred stock                                     94,226          97,158           2,947             15
--------------------------------------------------------------------------------------------------------------------

Total                                                     $2,696,167      $2,710,545         $51,930        $37,552
--------------------------------------------------------------------------------------------------------------------

The amortized cost and fair value of securities held to maturity and available for sale, by contractual maturity, at Dec. 31, 1999, are shown below. Cash flows will differ from contractual maturities because issuers may have the right to call or prepay obligations.

                                                                                        Amortized         Fair
                                                                                          cost           value
--------------------------------------------------------------------------------------------------------------------
Held to maturity:
Due within 1 year                                                                            $99,538       $100,436
Due after 1 year through 5 years                                                             170,978        173,460
Due after 5 years through 10 years                                                           177,470        180,491
--------------------------------------------------------------------------------------------------------------------
                                                                                             447,986        454,387
Mortgage-backed securities                                                                    16,662         16,596
--------------------------------------------------------------------------------------------------------------------

Total                                                                                       $464,648       $470,983
--------------------------------------------------------------------------------------------------------------------
Available for sale:
Due within 1 year                                                                           $194,126       $193,874
Due after 1 year through 5 years                                                             865,161        843,409
Due after 5 years through 10 years                                                           424,966        389,598
Due after 10 years                                                                           355,506        322,375
--------------------------------------------------------------------------------------------------------------------
                                                                                           1,839,759      1,749,256
Mortgage-backed securities                                                                   773,120        763,195
Perpetual preferred stock                                                                    109,009        108,296
--------------------------------------------------------------------------------------------------------------------

Total                                                                                     $2,721,888     $2,620,747
--------------------------------------------------------------------------------------------------------------------

Notes to Financial Statements ($ in thousands unless indicated otherwise)
--------------------------------------------------------------------------------

During the years ended Dec. 31, 1999 and 1998, there were no securities classified as trading securities.

The proceeds from sales of available-for-sale securities and the gross realized gains and gross realized losses on those sales during the years ended Dec. 31, 1999, 1998 and 1997, were as follows:

                                                                          1999            1998            1997
--------------------------------------------------------------------------------------------------------------------
Proceeds                                                                    $105,112        $346,353       $161,188
Gross realized gains                                                           3,270           4,487          1,292
Gross realized losses                                                            195           1,461          1,637
--------------------------------------------------------------------------------------------------------------------

There were no sales of  held-to-maturity  securities  during the year ended Dec.
31, 1999. Sales of held-to- maturity securities resulting from acceptance of a tender offer during the year ended Dec. 31, 1998 and significant credit deterioration during the year ended Dec. 31, 1997, were as follows:

                                                                                   1999         1998           1997
----------------------------------------------------------------------------------------------------------------------------------

Amortized cost                                                                    $-          $6,182        $32,969
Gross realized gains                                                               -              63          1,621
Gross realized losses                                                              -               -            680
--------------------------------------------------------------------------------------------------------------------

During the years ended Dec. 31, 1999 and 1998, no securities were reclassified from held to maturity to available for sale.

B) Investments in securities with fixed maturities comprised 84% and 85% of IDSC's total invested assets at Dec. 31, 1999 and 1998, respectively. Securities are rated by Moody's and Standard & Poors (S&P), or by Parent's internal analysts, using criteria similar to Moody's and S&P, when a public rating does not exist. A summary of investments in securities with fixed maturities by rating of investment is as follows:


Rating                                                        1999           1998
-----------------------------------------------------------------------------------------------------
Aaa/AAA                                                         36%            37%
Aa/AA                                                            2              1
Aa/A                                                             2              1
A/A                                                             15             13
A/BBB                                                            3              5
Baa/BBB                                                         31             33
Below investment grade                                          11             10
-----------------------------------------------------------------------------------------------------

                                                               100%           100%
-----------------------------------------------------------------------------------------------------

Of the securities rated Aaa/AAA, 72% and 84% at Dec. 31, 1999 and 1998, respectively, are U.S. Government Agency mortgage-backed securities that are not rated by a public rating

Notes to Financial Statements ($ in thousands unless indicated otherwise)
--------------------------------------------------------------------------------

agency. Approximately 13% and 11% at Dec. 31, 1999 and 1998, respectively, of securities with fixed maturities, other than U.S. Government Agency mortgage-backed securities, are rated by Parent's internal analysts. At Dec. 31, 1999 and 1998 no one issuer, other than U.S. Government Agency mortgage-backed securities, is greater than 1% of IDSC's total investment in securities with fixed maturities.

C) IDSC reserves freedom of action with respect to its acquisition of restricted securities that offer advantageous and desirable investment opportunities. In a private negotiation, IDSC may purchase for its portfolio all or part of an issue of restricted securities. Since IDSC would intend to purchase such securities for investment and not for distribution, it would not be "acting as a distributor" if such securities are resold by IDSC at a later date.

The fair values of restricted securities are determined by the board of directors using the procedures and factors described in note 3A.

In the event IDSC were to be deemed to be a distributor of the restricted securities, it is possible that IDSC would be required to bear the costs of registering those securities under the Securities Act of 1933, although in most cases such costs would be incurred by the issuer of the restricted securities.

4.  Investments in first mortgage loans on real estate

At Dec. 31, 1999 and 1998, IDSC's recorded investment in impaired mortgage loans was $233 and $296, respectively, and the reserve for loss on those amounts was $161 and $261, respectively. During 1999, 1998 and 1997, the average recorded investment in impaired mortgage loans was $267, $331 and $743, respectively.

IDSC recognized $25, $31 and $37 of interest income related to impaired mortgage loans for the years ended Dec. 31, 1999, 1998 and 1997, respectively.

During the year ended Dec. 31, 1999, the reserve for loss on mortgage loans decreased $100 from $611 at Dec. 31, 1998, to $511 at Dec. 31, 1999. During the years ended Dec. 31, 1998 and 1997, there were no changes in the reserve for loss on mortgage loans of $611.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
--------------------------------------------------------------------------------

At Dec. 31, 1999 and 1998, approximately 10% and 9%, respectively, of IDSC's invested assets were first mortgage loans on real estate. A summary of first mortgage loans by region and type of real estate is as follows:

Region                         1999           1998
----------------------------------------------------------------------

South Atlantic                   20%            18%
West North Central               19             21
East North Central               16             17
Mountain                         16             14
West South Central               12             12
Pacific                           7              7
New England                       5              6
Middle Atlantic                   5              5
----------------------------------------------------------------------

Total                          100%           100%
----------------------------------------------------------------------

Property Type                  1999           1998
----------------------------------------------------------------------

Office buildings                 29%            25%
Retail/shopping centers          26             28
Apartments                       17             19
Industrial buildings             15             12
Other                            13             16
----------------------------------------------------------------------

Total                          100%           100%
----------------------------------------------------------------------

The carrying amounts and fair values of first mortgage loans on real estate are as follows at Dec.31. The fair values are estimated using discounted cash flow analysis, using market interest rates currently being offered for loans with similar maturities.


                                                              Dec. 31, 1999                  Dec. 31, 1998
                                                      --------------------------------------------------------------

                                                         Carrying         Fair          Carrying          Fair
                                                          amount          value          amount          value
--------------------------------------------------------------------------------------------------------------------
First mortgage loans on real estate                         $378,558        $359,018        $334,891       $343,406
Reserve for losses                                              (511)              -            (611)             -
--------------------------------------------------------------------------------------------------------------------

Net first mortgage loans on
real estate                                                 $378,047        $359,018        $334,280       $343,406
--------------------------------------------------------------------------------------------------------------------

At Dec. 31, 1999 and 1998, commitments for fundings of first mortgage loans, at market interest rates, aggregated $800 and $60,828, respectively. IDSC employs policies and procedures to ensure the creditworthiness of the borrowers and that funds will be available on the funding date. IDSC's loan fundings are restricted to 80% or less of the market value of the real estate at the time of the loan funding. Management believes there is no fair value for these commitments.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

5.  Certificate reserves

Reserves maintained on outstanding certificates have been computed in accordance with the provisions of the certificates and Section 28 of the 1940 Act. The average rates of accumulation on certificate reserves at Dec. 31, 1999 and 1998 were:

                                                                                         1999
                                                                        --------------------------------------------
                                                                                         Average       Average
                                                                                          gross        additional
                                                                         Reserve       accumulation     credit
                                                                         balance           rate          rate
--------------------------------------------------------------------------------------------------------------------
Installment certificates
Reserves to mature:
  With guaranteed rates                                                  $18,817           3.50%         .50%
  Without  guaranteed rates (A)                                          244,387              -         3.14
Additional credits and accrued interest                                   10,932           3.16            -
Advance  payments and accrued  interest (C)                                  838           3.20         1.30
Other                                                                         56              -            -
Fully paid certificates
Reserves to mature:
  With guaranteed rates                                                  129,019           3.20          .95
  Without  guaranteed  rates  (A)  and  (D)                            2,991,332              -         4.13
Additional  credits  and  accrued  interest                              140,988           3.15            -
Due  to  unlocated certificate holders                                       290              -            -
----------------------------------------------------------------------------------------------------------------------------------

Total                                                                 $3,536,659
--------------------------------------------------------------------------------------------------------------------

                                                                                          1998
                                                                     -----------------------------------------------
                                                                                         Average        Average
                                                                                          gross        additional
                                                                         Reserve      accumulation       credit
                                                                         balance          rate            rate
--------------------------------------------------------------------------------------------------------------------
Installment certificates
Reserves to mature:
  With guaranteed rates                                                  $21,018           3.50%         .50%
  Without guaranteed rates (A)                                           288,092              -         2.92
Additional credits and accrued interest                                   15,061           3.16            -
Advance payments and accrued interest (C)                                    894           3.18          .82
Other                                                                         55              -            -
Fully paid certificates
Reserves to mature:
  With guaranteed rates                                                  146,437           3.20         1.47
  Without guaranteed rates (A) and (D)                                 2,763,454              -         4.29
Additional credits and accrued interest                                  169,515           3.18            -
Due to unlocated certificate holders                                         357              -            -
----------------------------------------------------------------------------------------------------------------------------------

Total                                                                 $3,404,883
--------------------------------------------------------------------------------------------------------------------

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

A) There is no minimum rate of accrual on these reserves. Interest is declared periodically, quarterly or annually, in accordance with the terms of the separate series of certificates.

B) On certain series of single payment certificates, additional interest is predeclared for periods greater than one year. At Dec. 31, 1999, $2,879 of retained earnings had been appropriated for the predeclared additional interest, which represents the difference between certificate reserves on these series, calculated on a statutory basis, and the reserves maintained per books.

C) Certain series of installment certificates guarantee accrual of interest on advance payments at an average of 3.20%. IDSC has increased the rate of accrual to 4.50% through April 30, 2001. An appropriation of retained earnings amounting to $10 has been made, which represents the estimated additional accrual that will result from the increase granted by IDSC.

D) IDS Stock Market Certificate, American Express Stock Market Certificate and IDS Market Strategy Certificate enable the certificate owner to participate in any relative rise in a major stock market index without risking loss of principal. Generally the certificates have a term of 12 months and may continue for up to 20 successive terms. The reserve balance on these certificates at Dec. 31, 1999 and 1998 was $886,240 and $622,409, respectively.

E) Fair values of certificate reserves with interest rate terms of one year or less approximated the carrying values less any applicable surrender charges. Fair values for other certificate reserves are determined by a discounted cash flow analysis using interest rates currently offered for certificates with similar remaining terms, less any applicable surrender charges.

The carrying amounts and fair values of certificate reserves consisted of the following at Dec. 31, 1999 and 1998:



                                                                                  1999                            1998
                                                                     -------------------------------------------------------------

                                                                        Carrying          Fair          Carrying        Fair
                                                                         amount           value          amount         value
----------------------------------------------------------------------------------------------------------------------------------
Reserves with terms of one year or less                                   $3,246,098      $3,244,495     $3,070,001    $3,068,463
Other                                                                        290,561         294,899        334,882       350,509
----------------------------------------------------------------------------------------------------------------------------------

Total certificate reserves                                                 3,536,659       3,539,394      3,404,883     3,418,972
Unapplied certificate transactions                                               756             756            853           853
Certificate loans and accrued interest                                       (29,219)        (29,219)       (32,703)      (32,703)
----------------------------------------------------------------------------------------------------------------------------------

Total                                                                     $3,508,196      $3,510,931     $3,373,033    $3,387,122
----------------------------------------------------------------------------------------------------------------------------------

6.  Dividend restriction

Certain series of installment certificates outstanding provide that cash dividends may be paid by IDSC only in calendar years for which additional credits of at least one-half of 1% on such series of certificates have been authorized by IDSC. This restriction has been removed for 2000 and 2001 by IDSC's declaration of additional credits in excess of this requirement.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

7.  Fees paid to Parent and affiliated companies ($ not in thousands)

A) The basis of computing fees paid or payable to Parent for investment advisory, joint facilities, technology support and treasury services is:

The investment advisory and services agreement with Parent provides for a graduated scale of fees equal on an annual basis to 0.750% on the first $250 million of total book value of assets of IDSC, 0.650% on the next $250 million, 0.550% on the next $250 million, 0.500% on the next $250 million and 0.107% on the amount in excess of $1 billion. Effective Jan. 1, 1998, the fee on the amount in excess of $1 billion was changed from 0.450% to 0.107%. The fee is payable monthly in an amount equal to one-twelfth of each of the percentages set forth above. Excluded from assets for purposes of this computation are first mortgage loans, real estate and any other asset on which IDSC pays an outside service fee.

B) The basis of computing fees paid or payable to American Express Financial Advisors Inc. (an affiliate) for distribution services is:

Fees payable to American Express Financial Advisors Inc. on sales of IDSC's certificates are based upon terms of agreements giving American Express Financial Advisors Inc. the exclusive right to distribute the certificates covered under the agreements. The agreements provide for payment of fees over a period of time.

From time to time, IDSC may sponsor or participate in sales promotions involving one or more of the certificates and their respective terms. These promotions may offer a special interest rate to attract new clients or retain existing clients. To cover the cost of these promotions, distribution fees paid to American Express Financial Advisors Inc. may be lowered. For the promotions of the seven- and 13-month term IDS Flexible Savings Certificate which occurred Sept. 10, 1997 to Nov. 25, 1997, the seven-month term IDS Flexible Savings Certificate which occurred March 10, 1999 to June 8, 1999, and the on-going promotion of the seven- and 13-month term IDS Flexible Savings Certificate which commenced August 4, 1999, the distribution fee was lowered to 0.067%.

The aggregate fees payable under the agreements per $1,000 face amount of installment certificates and a summary of the periods over which the fees are payable are:


                                                                                                       Number of
                                                                                                       certificate
                                                                                                       years over
                                                              Aggregate fees payable                   which
                                                      -------------------------------------------      subsequent
                                                                     First           Subsequent        years' fees
                                                      Total          year            years             are payable
-------------------------------------------------------------------------------------------------------------------
On sales effective April 30, 1997                     $25.00         $ 2.50          $22.50                9

On sales prior to April 30, 1997(a)                    30.00           6.00           24.00                4
--------------------------------------------------------------------------------------------------------------------

(a) At the end of the sixth through the 10th year, an additional fee of 0.5% is payable on the daily average balance of the certificate reserve maintained during the sixth through the 10th year, respectively.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
--------------------------------------------------------------------------------

Effective April 30, 1997, fees on the IDS Cash Reserve and IDS Flexible Savings Certificates are paid at a rate of 0.20% of the purchase price at the time of issuance and 0.20% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date For certificates sold prior to April 30, 1997, fees were paid at a rate of 0.25% of the purchase price at the time of issuance and 0.25% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Fees on the IDS Future Value Certificate were paid at the rate of 5% of the purchase price at time of issuance. Effective May 1, 1997, the IDS Future Value Certificate is no longer being offered for sale.

Fees on the American Express Investors Certificate are paid at an annualized rate of 1% of the reserves maintained for the certificates. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid each quarter from date of issuance on certificates with a six-,12-, 24- or 36-month term.

Effective Jan. 1, 1997, fees on the IDS Preferred Investors Certificate are paid at the rate of 0.165% of the initial payment on issue date of the certificate and 0.165% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date. For certificates sold prior to Jan 1, 1997, fees were paid at an annualized rate of 0.66% of the reserves maintained for the certificates. Fees were paid at the end of each term on certificates with a one-, two- or three-month term and each quarter from date of issuance on certificates with a six-, 12-, 24- or 36-month term.

Effective April 28, 1999, fees on the IDS Stock Market and IDS Market Strategy Certificates are paid at a rate of 0.90% and fees on the American Express Stock Market Certificates are paid at a rate of 1.00%. For certificates sold from April 30, 1997 to April 27, 1999, fees were paid at the rate of 0.70%. For certificates sold prior to April 30, 1997, fees were paid at a rate of 1.25%. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

C) The basis of computing depository fees paid or payable to American Express Trust Company (an affiliate) is:

--------------------------------------------------------------------------------
Maintenance charge per account         5 cents per $1,000 of assets on deposit

Transaction charge                     $20 per transaction

Security loan activity:
  Depositary Trust Company
    receive/deliver                    $20 per transaction
  Physical receive/deliver             $25 per transaction
  Exchange collateral                  $15 per transaction
--------------------------------------------------------------------------------

A transaction consists of the receipt or withdrawal of securities and commercial paper and/or a change in the security position. The charges are payable quarterly except for maintenance, which is an annual fee.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
--------------------------------------------------------------------------------

D) The basis for computing fees paid or payable to American Express Bank Ltd. (an affiliate) for the distribution of the American Express Special Deposits Certificate on an annualized basis is:

1.25% of the reserves maintained for the certificates on an amount from $100,000 to $249,999, 0.80% on an amount from $250,000 to $499,999, 0.65% on an amount from $500,000 to $999,999 and 0.50% on an amount $1,000,000 or more. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid at the end of each quarter from date of issuance on certificates with a six-, 12-, 24- or 36-month term.

E) The basis of computing transfer agent fees paid or payable to American Express Client Service Corporation (AECSC) (an affiliate) is:

Under a Transfer Agency Agreement effective Jan. 1, 1998, AECSC maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service. Prior to Jan. 1, 1998, AEFC provided this service to IDSC under the investment advisory and services agreement.

8.  Income taxes

Income tax (expense) benefit as shown in the statement of operations for the three years ended Dec. 31, consists of:

                                     1999            1998            1997
----------------------------------------------------------------------------

Federal
  Current                            ($5,978)        ($5,668)        $1,138
  Deferred                             1,063           4,183          2,266
----------------------------------------------------------------------------
                                      (4,915)         (1,485)         3,404
State                                   (137)            (50)           (65)
----------------------------------------------------------------------------

Total income tax (expense) benefit   ($5,052)        ($1,535)        $3,339
----------------------------------------------------------------------------

Income tax (expense) benefit differs from that computed by using the U.S. Statutory rate of 35%. The principal causes of the difference in each year are shown below:

                                              1999        1998         1997
------------------------------------------------------------------------------

Federal tax expense at U.S. statutory rate   ($13,932)   ($12,026)    ($8,378)
Tax-exempt interest                               264         394         724
Dividend exclusion                              8,730      10,121      11,044
Other, net                                         23          26          14
------------------------------------------------------------------------------

Federal tax (expense) benefit                 ($4,915)    ($1,485)     $3,404
------------------------------------------------------------------------------

Deferred income taxes result from the net tax effects of temporary differences. Temporary differences are differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement

Notes to Financial Statements ($ in thousands unless indicated otherwise)
--------------------------------------------------------------------------------

purposes in future years. Principal components of IDSC's deferred tax assets and liabilities as of Dec. 31, are as follows.

Deferred tax assets                              1999            1998
-------------------------------------------------------------------------

Certificate reserves                             $21,741         $19,423
Investment reserves                                1,005             502
Investment unrealized losses                      35,399               -
Other, net                                            19              18
-------------------------------------------------------------------------

Total deferred tax assets                        $58,164         $19,943
-------------------------------------------------------------------------

Deferred tax liabilities                         1999            1998
-------------------------------------------------------------------------

Deferred distribution fees                        $4,286          $5,523
Investment unrealized gains                            -           5,032
Purchased/written call options                    10,494           7,417
Dividends receivable                                 490             553
Investments                                          261             280
Return of capital dividends                           43              43
-------------------------------------------------------------------------

Total deferred tax liabilities                    15,574          18,848
-------------------------------------------------------------------------

Net deferred tax assets                          $42,590          $1,095
-------------------------------------------------------------------------

IDSC is required to establish a valuation allowance for any portion of the deferred tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that IDSC will realize the benefit of the deferred tax assets and, therefore, no such valuation allowance has been established.

9.  Derivative financial instruments

IDSC enters into transactions involving derivative financial instruments as an end user (nontrading). IDSC uses these instruments to manage its exposure to interest rate risk and equity price risk, including hedging specific transactions. IDSC manages risks associated with these instruments as described below.

Market risk is the possibility that the value of the derivative financial instrument will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate or a major market index. IDSC is not impacted by market risk related to derivatives held because derivatives are largely used to manage risk and, therefore, the cash flows and income effects of the derivatives are inverse to the effects of the underlying hedged transactions.

Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. IDSC monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, reviewing credit ratings and requiring collateral where appropriate. At Dec. 31, 1999, IDSC's counterparties to the purchased call options are five major broker/dealers that are rated AA by nationally recognized rating agencies.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
--------------------------------------------------------------------------------

The notional or contract amount of a derivative financial instrument is generally used to calculate the cash flows that are received or paid over the life of the agreement. Notional amounts do not represent market or credit risk and are not recorded on the balance sheet.

Credit risk related to derivative financial instruments is measured by the replacement cost of those contracts at the balance sheet date. The replacement cost represents the fair value of the instrument, and is determined by market values, dealer quotes or pricing models.

IDSC's holdings of derivative financial instruments were as follows at Dec. 31, 1999 and 1998.


                                                                                  1999
                                                      --------------------------------------------------------------
                                                            Notional                                        Total
                                                          or contract      Carrying          Fair           credit
                                                             amount          value           value           risk
--------------------------------------------------------------------------------------------------------------------
Assets
  Purchased call options                                        $532        $123,845        $112,176       $112,176
--------------------------------------------------------------------------------------------------------------------

Liabilities
  Written call options                                          $532         $47,911         $65,625             $-
--------------------------------------------------------------------------------------------------------------------

                                                                                  1998
                                                      --------------------------------------------------------------
                                                            Notional                                        Total
                                                          or contract      Carrying          Fair           credit
                                                             amount          value           value           risk
--------------------------------------------------------------------------------------------------------------------

Assets
  Interest rate floors                                      $500,000             $37            $348           $348
  Purchased call options                                         448          96,176          92,357         92,357
--------------------------------------------------------------------------------------------------------------------
  Total                                                     $500,448         $96,213         $92,705        $92,705
--------------------------------------------------------------------------------------------------------------------

Liabilities
  Interest rate swaps                                       $500,000              $-          $1,488             $-
  Written call options                                           448          38,071          54,181              -
--------------------------------------------------------------------------------------------------------------------
  Total                                                     $500,448         $38,071         $55,669             $-
--------------------------------------------------------------------------------------------------------------------

The fair values of derivative financial instruments are based on market values, dealer quotes or pricing models. The purchased and written call options held at Dec. 31, 1999, expire throughout 2000.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
--------------------------------------------------------------------------------

Interest rate caps, corridors, floors and swaps, and options may be used to manage IDSC's exposure to changing interest rates. These instruments are used primarily to protect the margin between the interest earned on investments and the interest rate credited to related investment certificate owners.

The interest rate floors were reset monthly and IDSC earned interest on the notional amount to the extent the U.S. Treasury securities at "constant maturity" for a period of one year was below the reference rates specified in the floor agreements. These reference rates ranged from 4.6% to 4.7% during the period they were held. The cost of interest rate floors is amortized over the terms of the agreements on a straight line basis and is included in other qualified assets. The amortization, net of any interest earned, is included in investment expenses or other investment income, as appropriate.

The interest rate caps and corridors were reset quarterly and IDSC earned interest on the notional amount to the extent the London Interbank Offering Rate exceeded the reference rates specified in the cap and corridor agreements. These reference rates ranged from 4% to 9% during the period they were held. The cost of interest rate caps and corridors is amortized over the terms of the agreements on a straight line basis and is included in other qualified assets. The amortization, net of any interest earned, is included in investment expenses or other investment income, as appropriate.

The interest rate swaps were reset monthly. IDSC paid a fixed rate on the notional amount ranging from 5.46% to 5.66% and received a floating rate on the notional amount tied to the U.S. Treasury securities at "constant maturity" for a period of one year. There is no cost carried on the balance sheet. Interest earned and interest expensed under the agreements is shown net in investment expenses or other investment income, as appropriate.

IDSC offers a series of certificates which pays interest based upon the relative change in a major stock market index between the beginning and end of the certificates' term. The certificate owners have the option of participating in the full amount of increase in the index during the term (subject to a specified maximum) or a lesser percentage of the increase plus a guaranteed minimum rate of interest. As a means of hedging its obligations under the provisions of these certificates, IDSC purchases and writes call options on the major market index. The options are cash settlement options, that is, there is no underlying security to deliver at the time the contract is closed out.

Each purchased (written) call option contract confers upon the holder the right (obligation) to receive (pay) an amount equal to one hundred dollars times the difference between the level of the major stock market index on the date the call option is exercised and the strike price of the option.

The option contracts are less than one year in term. The premiums paid or received on these index options are reported in other qualified assets or other liabilities, as appropriate, and are amortized into investment expense over the life of the option. The intrinsic value of these index options is also reported in other qualified assets or other liabilities, as appropriate. Changes in the intrinsic value of these options are recognized currently in provision for certificate reserves.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
--------------------------------------------------------------------------------


Following is a summary of open option contracts at Dec. 31, 1999 and 1998.

                                                                          1999
                                                      --------------------------------------------------
                                                         Contract        Average         Index at
                                                          amount      strike price       Dec. 31,1999
--------------------------------------------------------------------------------------------------------

Purchased call options                                          $532           1,326           1,469
Written call options                                             532           1,453           1,469
--------------------------------------------------------------------------------------------------------

                                                                          1998
                                                      --------------------------------------------------
                                                         Contract         Average            Index at
                                                          amount      strike price          Dec. 31,1998
--------------------------------------------------------------------------------------------------------

Purchased call options                                          $448           1,088           1,229
Written call options                                             448           1,206           1,229
--------------------------------------------------------------------------------------------------------

10.  Fair values of financial instruments

IDSC discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. The fair value of the financial instruments presented may not be indicative of their future fair values. The estimated fair value of certain financial instruments such as cash and cash equivalents, receivables for dividends and interest, investment securities sold and other trade receivables, accounts payable due to Parent and affiliates, payable for investment securities purchased and other accounts payable and accrued expenses are approximated to be the carrying amounts disclosed in the balance sheets. Non-financial instruments, such as deferred distribution fees, are excluded from required disclosure. IDSC's off-balance sheet intangible assets, such as IDSC's name and future earnings of the core business are also excluded. IDSC's management believes the value of these excluded assets is significant. The fair value of IDSC, therefore, cannot be estimated by aggregating the amounts presented.

A summary of fair values of financial instruments as of Dec. 31, is as follows:



                                                                                   1999                            1998
                                                                     -------------------------------------------------------------

                                                                        Carrying          Fair          Carrying        Fair
                                                                          value           value          value          value
----------------------------------------------------------------------------------------------------------------------------------
Financial assets
  Assets for which carrying values
    approximate fair values                                                  $89,206         $89,206        $50,288       $50,288
  Investment securities (note 3)                                           3,085,395       3,091,730      3,303,360     3,335,534
  First mortgage loans on real estate (note 4)                               378,047         359,018        334,280       343,406
  Derivative financial instruments (note 9)                                  123,845         112,176         96,213        92,705
Financial liabilities
  Liabilities for which carrying values
    approximate fair values                                                   33,944          33,944        154,964       154,964
  Certificate reserves (note 5)                                            3,508,196       3,510,931      3,373,033     3,387,122
  Derivative financial instruments (note 9)                                   47,911          65,625         38,071        55,669
----------------------------------------------------------------------------------------------------------------------------------

American Express Investors Certificate
(for selected investors)

Prospectus April 26, 2000

Provides high fixed rates with capital preservation.


American Express Certificate Company (the Issuer, AECC or AXP Certificate Company), formerly IDS Certificate Company, issues American Express Investors Certificates. You may:


o Purchase this certificate in any amount from $100,000 through $5 million unless you receive prior authorization from the Issuer to invest more.

o    Select a term of one, two, three, six, 12, 24 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

This prospectus is designed for selected persons who plan to invest at least
$50 million in combinations of these certificates with authorization from the Issuer. Unless you plan to invest at least $50 million, you should discuss with your relationship manager whether this is the right prospectus for you.

This certificate is available in New York and Florida to persons who are neither citizens nor residents of the United States and to certain U.S. trusts.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.


This certificate is backed solely by the assets of the Issuer. See "Risk Factors" on page 2p.


American Express Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.


Issuer:
American Express
Certificate Company
Unit 557
200 AXP Financial Center
Minneapolis, MN 55474
800-862-7919
612-671-3131


Distributor:
American Express Financial Advisors Inc.

Selling Agent: American Express Bank Internationl

Initial Interest Rates


The Issuer guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates generally referred to as the London Interbank Offered Rates (LIBOR). See "About the Certificate" for more explanation.


Here are the interest rates in effect April 26, 2000*:

                                     Actual
                     Simple         compound          Effective
                    interest        yield for        annualized
   Term               rate*        the term**         yield***

   1 month          4.630%         4.630%              4.730%

   2 month          4.621%         4.630%              4.720%

   3 month          4.761%         4.780%              4.866%

   6 month          4.949%         5.000%              5.063%

  12 month          5.210%         5.336%              5.336%

  24 month          5.418%         5.555%              5.555%

  36 month          5.418%         5.555%              5.555%

* These are the rates for investments of $100,000. Rates may depend on factors described in "Rates for new purchases" under "About the Certificate."

** Assuming monthly compounding for the number of months in the term and a $100,000 purchase.

*** Assuming monthly compounding for 12 months and a $100,000 purchase.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of the Issuer and may also differ from the rates shown here.

RISK FACTORS

You should consider the following when investing in this certificate:


This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

Table of Contents

Initial Interest Rates                                      2p

Risk Factors                                                2p

About the Certificate                                       6p

Read and Keep This Prospectus                               6p

Investment Amounts and Terms                                6p

Face Amount and Principal                                   7p

Value at Maturity                                           8p

Receiving Cash During the Term                              8p

Interest                                                    8p

Promotions and Pricing Flexibility                          9p

Rates for New Purchases                                     9p

Rates for Future Terms                                     13p

Additional Investments                                     13p

Earning Interest                                           14p

How to Invest and Withdraw Funds                           15p

Buying Your Certificate                                    15p

How to Make Investments at Term End                        16p

Full and Partial Withdrawals                               17p

When Your Certificate Term Ends                            19p

Transfers to Other Accounts                                20p

Transfer of Ownership                                      20p

For More Information                                       20p

Giving Instructions and Written Notification               21p

Purchases by Bank Wire                                     22p

Tax Treatment of Your Investment                           23p

Withholding Taxes                                          24p

How Your Money Is Used and Protected                       25p

Invested and Guaranteed by the Issuer                      25p

Regulated by Government                                    26p

Backed by Our Investments                                  27p

Investment Policies                                        28p

How Your Money Is Managed                                  32p

Relationship Between the Issuer and
American Express Financial Corporation                     32p

Capital Structure and Certificates Issued                  33p

Investment Management and Services                         33p

Distribution                                               35p

Selling Agent Agreements with American Express
Bank International                                         35p

About American Express Bank International                  36p

Other Selling Agents                                       37p

Transfer Agent                                             37p

Employment of Other American Express Affiliates            37p

Directors and Officers                                     38p

Independent Auditors                                       40p

Appendix                                                   41p

Annual Financial Information                               42p

Summary of Selected Financial Information                  42p

Management's Discussion and Analysis of Financial
Condition and Results of Operations                        43p

IDS Certificate Company                                    50p

Report of Independent Auditors                             51p

Financial Statements                                       52p

Notes to Financial Statements                              60p

About the Certificate

READ AND KEEP THIS PROSPECTUS


This prospectus describes terms and conditions of your American Express Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Investors Certificate as described in the prospectus, or to bind the Issuer by any statement not in it.

This prospectus describes American Express Investors Certificate distributed by American Express Financial Advisors Inc. American Express Bank International
(AEBI) has an arrangement with American Express Financial Advisors Inc. under which the certificate is offered to AEBI's clients who are neither citizens nor residents of the United States and to certain U.S. trusts. The certificate is currently available through AEBI offices located in Florida and New York. This certificate also may be available through other selling agents.


INVESTMENT AMOUNTS AND TERMS


You may purchase the American Express Investors Certificate in any amount from $100,000 payable in U.S. currency. Unless you receive prior approval, your total amount paid in any one or more certificates, in the aggregate over the life of the certificates, less withdrawals, cannot exceed $5 million. Unless you plan to invest at least $50 million in total, with at least $5 million (exclusive of interest) for a term of 12 months or longer, you should discuss with your relationship manager whether this is the right prospectus for you.

After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which the Issuer will guarantee a specific interest rate. The Issuer guarantees the principal of and interest on your certificate. At the end of the term, you may have interest earned on the certificate during its term credited to your certificate or paid to you. Investments in the certificate may continue for successive terms up to a total of 20 years from the issue date of the certificate. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its 20-year maturity date.

FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal
equals          Face amount (initial investment)

plus            At the end of a term, interest credited to your account

                during the term

minus           Any interest paid to you in cash

plus            Any additional investments to your certificate

minus           Any withdrawals, fees and applicable penalties


Principal   may  change  during  a  term  as  described  in  "Full  and  Partial
Withdrawals."


For example: Assume your initial investment (face amount) of $500,000 earned $7,500 of interest during the term. You have not taken any interest as cash or made any withdrawals. You have invested an additional $250,000 prior to the beginning of the next term. Your principal for the next term will equal:

        $500,000   Face amount (initial investment)

plus      $7,500   Interest credited to your account

minus        $(0)  Interest paid to you in cash

plus    $250,000   Additional investment to your certificate

minus        $(0)  Withdrawals and applicable penalties or fees

        $757,500   Principal at the beginning of the next term

VALUE AT MATURITY

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to Invest and Withdraw Funds."


RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply.

Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."


INTEREST


Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date). Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The Issuer declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o    applying the interest rate then in effect to your balance each day;

o    adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling the Client Service Organization in Minneapolis at the telephone numbers listed on the back cover.

PROMOTIONS AND PRICING FLEXIBILITY


The Issuer may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company, or its affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested.


RATES FOR NEW PURCHASES

The Issuer has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. The Issuer guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:


 1 month Within a range of 70 basis points below to 30 basis points above the one-month LIBOR rate.

 2 months Within a range of 70 basis points below to 30 basis points above the two-month LIBOR rate.

 3 months Within a range of 70 basis points below to 30 basis points above the three-month LIBOR rate.

 6 months Within a range of 70 basis points below to 30 basis points above the six-month LIBOR rate.

12 months   Within a range of 70 basis points below to 30 basis points above the
            12-month LIBOR rate.

24 months   Within a range of 50 basis points below to  50 basis points above the 12-month LIBOR rate.  (A 24-month LIBOR rate is not published.)

36 months   Within a range of 50 basis points below to 50 basis points above the
            12-month LIBOR rate.  (A 36-month LIBOR rate is not published.)

For investments from $500,000 to $999,999 initial rates for specific terms are determined as follows:

1 month Within a range of 90 basis points below to 10 basis points above the one-month LIBOR rate.

2 months Within a range of 90 basis points below to 10 basis points above the two-month LIBOR rate.

3 months Within a range of 90 basis points below to 10 basis points above the three-month LIBOR rate.

6 months Within a range of 90 basis points below to 10 basis points above the six-month LIBOR rate.

12 months   Within a range of 90 basis points below to 10 basis points above the
            12-month LIBOR rate.


24 months   Within a range of 70 basis points below to 30 basis points above the
            12-month LIBOR rate.  (A 24 month LIBOR rate is not published.)

36 months   Within a range of 70 basis points below to 30 basis points above the
            12-month LIBOR rate.  (A 36-month LIBOR rate is not published.)


For investments from $250,000 to $499,999 initial rates for specific terms are determined as follows:

1 month Within a range of 130 basis points below to 30 basis points below the one-month LIBOR rate.

2 months Within a range of 130 basis points below to 30 basis points below the two-month LIBOR rate.

3 months Within a range of 130 basis points below to 30 basis points below the three-month LIBOR rate.

6 months Within a range of 130 basis points below to 30 basis points below the six-month LIBOR rate.

12 months   Within a range of 130 basis points below to 30 basis points below the 12-month LIBOR rate.


24 months   Within a range of 110 basis points below to  10 basis points below the 12-month LIBOR rate.  (A 24-month LIBOR rate is not published.)

36 months   Within a range of 110 basis points below to  10 basis points below the 12-month LIBOR rate.  (A 36-month LIBOR rate is not published.)


For investments of $100,000 to $249,999, initial rates for specific terms are determined as follows:

1 month Within a range of 210 basis points below to 110 basis points below the one-month LIBOR rate.

2 months Within a range of 210 basis points below to 110 basis points below the two-month LIBOR rate.

3 months Within a range of 210 basis points below to 110 basis points below the three-month LIBOR rate.

6 months Within a range of 210 basis points below to 110 basis points below the six-month LIBOR rate.

12 months   Within a range of 210 basis points below to 110 basis points below the 12-month LIBOR rate.


24 months   Within a range of 190 basis points below to  90 basis points below the 12-month LIBOR rate.  (A 24-month LIBOR rate is not published.)

36 months   Within a range of 190 basis points below to  90 basis points below the 12-month LIBOR rate.  (A 36-month LIBOR rate is not published.)

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month deposit is 6.50%, the rate declared on a six-month American Express Investors Certificate greater than $500,000 but less than $1 million would be between 5.60% and 6.60%. If the LIBOR rate published for a given week with respect to 12-month certificates is 7.00%, the Issuer's rates in effect that week for the 24- and 36-month American Express Investors Certificates greater than $500,000 but less than $1 million would be between 6.15% and 7.15%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.


LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by the Issuer is published on the Chicago Mercantile Exchange website at www.cme.com.

Rates for new purchases are reviewed and may change daily. The guaranteed rate that is in effect for your chosen term on the day your application is accepted at the Issuer's corporate office in Minneapolis, Minnesota, U.S.A. will apply to your certificate. The interest rates printed in the front of this prospectus may or may not have changed on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above. You may obtain the current interest rates by calling your AEBI or other selling agent representative.

In determining rates based on the amount of your investment, the Issuer may offer a rate based on your aggregate investment determined by totaling only the amounts invested in each certificate that has a current balance exceeding a specified level. The current balance considered in this calculation may be exclusive of interest. Part of the balance may be required to be invested in terms of a specified minimum length. The aggregate investment may be required to be for terms that average at least a specified minimum length. The certificates whose balances are aggregated must have identical ownership. The rate may be available only for a certificate whose current balance exceeds a specified level or that is offered through a specified distributor or selling agent.


Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and Partial Withdrawals" under "How to Invest and Withdraw Funds."

RATES FOR FUTURE TERMS


Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates for subsequent terms, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, the Issuer has complete discretion as to what interest rates it will declare beyond the initial term. The Issuer will send you notice at the end of each term of the rate your certificate will earn for the new term. You have a 15-day grace period to withdraw your certificate without a withdrawal charge. If LIBOR is no longer publicly available or feasible to use, the Issuer may use another, similar index as a guide for setting rates.


ADDITIONAL INVESTMENTS


You may add to your investment when your term ends. If your new term is a one-month term, you may add to your investment on the first day of your new term (the renewal date) or the following business day if the renewal date is a non-business day. If your new term is greater than one month, you may add to your investment within the 15 days following the end of your term. A $25,000 minimum additional investment is required, payable in U.S. currency. Your confirmation will show the applicable rate. However, unless you receive prior approval from the Issuer, your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $5 million. Additional investments of at least $25,000 may be made by bank wire.

The Issuer must receive your additional investment within the 15 days following the end of a certificate's current term (unless your new investment is a one-month term), if you wish to increase your principal investment as of the first day of the new term. Interest accrues from the first day of the new term or the day your additional investment is accepted by the Issuer, whichever is later, at the rate then in effect for your account. If your new term is a one-month term, your additional investment must be received by the end of the certificate's current term.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the Issuer accepts the additional investment.


EARNING INTEREST


At the end of each certificate month, interest is compounded and credited to your account. A certificate month is the monthly anniversary of the issue date. Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The amount of interest you earn each certificate month is determined by applying the interest rate then in effect to the daily balance of your certificate, and subtracting from that total the interest accrued on any amount withdrawn during the month. Interest is calculated on a 360-day year basis. This means interest is calculated on the basis of a 30-day month even though terms are determined on a calendar month.

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE


This certificate is available only to AEBI clients who are neither citizens nor residents of the United States (or which are foreign corporations, partnerships, estates or trusts) and to U.S. trusts organized under the laws of any state in the United States, so long as the following are true in the case of such a U.S. trust:

o the trust is unconditionally revocable by the grantor or grantors (the person or persons who put the money into the trust);

o    there are no more than 10 grantors of the trust;

o    all the grantors are neither citizens nor residents of the United States;


o each grantor provides an appropriately certified Form W-8 (or approved substitute), as described under "Tax Treatment of Your Investment;"


o the trustee of the trust is a bank organized under the laws of the United States or any state in the United States; and

o    the trustee supplies AECC with appropriate tax documentation.


The certificate is available through AEBI offices located in Florida and New York. An AEBI or other selling agent representative will help you prepare your purchase application. The Issuer will process the application at our corporate offices in Minneapolis, MN, U.S.A. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.

Important: When you open an account, you must provide a Form W-8 or approved substitute. See "Tax Treatment of Your Investment."

Purchase policies:

o You have 15 days from the date of purchase to cancel your investment without penalty by notifying your AEBI or other selling agent representative, or by writing or calling the Client Service Organization at the address or phone number on the cover of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o The Issuer has complete discretion to determine whether to accept an application and sell a certificate.


HOW TO MAKE INVESTMENTS  AT TERM END


By wire

If you have an established account, you may wire money to:


Norwest Bank Minnesota through July 2000
Wells Fargo Bank Minnesota N.A after July 2000
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Account #0000029882 for personal account # (your account number) for (your name).


If this information is not included, the order may be rejected and all money received less any costs AECC incurs will be returned promptly.


o    Minimum amount you may wire: $25,000.

o Wire orders can be accepted only on days when your bank, AEFC, AECC and Norwest Bank Minnesota (to be renamed Wells Fargo Bank Minnesota N.A. in July 2000) are open for business.


o Purchases made by wire are accepted by AEFC only from banks located in the United States.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o    Wire   investments  must  be  received  and  accepted  in  the  Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o The Issuer, AEFC, its subsidiaries, AEBI, and other selling agents are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.


FULL AND PARTIAL WITHDRAWALS


You may receive all or part of your money at any time. However:

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal are subject to penalties, described below.

o If you request a withdrawal or a series of withdrawals exceeding $50,000,000 in any 30-day period, the Issuer at its option may, prior to the maturity of any of these certificates, defer any payment or payments to the certificate owner for a period of not more than 30 days. If the Issuer exercises this option, interest will accrue on any such payment or payments, for the period of deferment, at a rate at least equal to that applicable to the last term of the certificate.

o Partial withdrawals during a term must be at least $10,000. You may not make a partial withdrawal if it would reduce your certificate balance to less than $100,000. If you request such a withdrawal, we will contact you for revised instructions.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month -- that is, on an interest crediting date.


o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

Penalties for early withdrawal during a term:

When you request a full or partial withdrawal, we pay the amount you request:

o  first from interest credited during the current term,

o  then from the principal of your certificate.


Any withdrawals during a term exceeding the interest credited are deducted from the principal and are used in determining any withdrawal charges. However, the 2% penalty is waived upon the death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust.


Withdrawal penalties: When a penalty applies, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a six-month term. Four months later assume you have earned $20,000 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money in excess of the interest credited, the Issuer has to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $20,000 paid to you is interest earned that term, and the remaining $80,000 paid to you is principal. The Issuer would send you a check for $100,000 and deduct a withdrawal charge of $1,600 (2% of $80,000) from the remaining balance of your certificate. Your new balance would be $918,400.

Total investments                                  $1,000,000

Interest credited                                     $20,000

Total balance                                      $1,020,000

Requested check                                      $100,000

Credited interest withdrawn                         $ (20,000)

Withdrawal charge percent                                   2%

Actual withdrawal charge                               $1,600

Balance prior to withdrawal                        $1,020,000

Requested withdrawal check                          $(100,000)

Withdrawal charge                                     $(1,600)

Total balance after withdrawal                       $918,400

Additionally, if you make a withdrawal during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: The 2% penalty is waived upon death of the certificate owner.

For more information on withdrawal charges, talk with your AEBI or other selling agent representative.


WHEN YOUR CERTIFICATE TERM ENDS


On or shortly after the end of the term you have selected for your certificate, the Issuer will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends, the Issuer will automatically renew your certificate for the same term unless you notify your AEBI or other selling agent representative otherwise. If you wish to select a different term, you must notify your representative in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term.

For most terms, you may also add to your investment within the 15 calendar days following the end of your term. See "Additional Investments" under "About the Certificate."


Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).


TRANSFERS TO OTHER ACCOUNTS


You may transfer part or all of your certificate to other American Express Certificates available through AEBI.


TRANSFER OF OWNERSHIP


While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to AEBI or another American Express Company affiliate or to another selling agent as collateral security. Your AEBI or other selling agent representative can help you transfer ownership.


FOR MORE INFORMATION


For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your AEBI relationship manager or other selling agent representative, or call the Issuer's client service number in Minneapolis listed on the back cover.

GIVING INSTRUCTIONS AND  WRITTEN NOTIFICATION


Your AEBI or other selling agent representative will handle instructions concerning your account. Written instructions may be provided to either your representative's office or directly to the Issuer.

Proper written notice to your AEBI or other selling agent representative or the Issuer must:

o be addressed to your AEBI or other selling agent office or the Issuer's corporate office, in which case it must identify your AEBI or other selling agent office,

o include your account number and sufficient information for the Issuer to carry out your request, and

o    be signed and dated by all registered owners.

The Issuer will acknowledge your written instructions. If your instructions are incomplete or unclear, you will be contacted for revised instructions.

In the absence of any other written mandate or instructions you have provided to AEBI or your other selling agent, you may elect in writing, on your initial or any subsequent purchase application, to authorize AEBI or your other selling agent to act upon the sole verbal instructions of any one of the named owners, and in turn to instruct the Issuer with regard to any and all actions in connection with the certificate referenced in the application as it may be modified from time to time by term changes, renewals, additions or withdrawals. The individual providing verbal instructions must be a named owner of the certificate involved. In providing such authorization you agree that the Issuer, its transfer agent, AEBI and other selling agents will not be liable for any loss, liability, cost or expense arising in connection with implementing such instructions, reasonably believed by the Issuer, AEBI or your other selling agent, or their representatives, to be genuine. You may revoke such authority at any time by providing proper written notice to your AEBI or other selling agent office.

All amounts payable to or by the Issuer in connection with this certificate are payable at the Issuer's corporate office unless you are advised otherwise.


PURCHASES BY BANK WIRE


You may wish to lock in a specific interest rate by using a bank wire to purchase a certificate. Your representative can instruct you about how to use this procedure. Using this procedure will allow you to start earning interest at the earliest possible time. The minimum that may be wired to purchase a new certificate is $100,000.


Wire orders will be accepted only in U.S. currency and only on days your bank, the Issuer and Norwest Bank Minnesota (to be renamed Wells Fargo Bank Minnesota N.A. in July 2000) are open for business. The payment must be received by the Issuer before 3 p.m. Central U.S.A. time to be credited that day. Otherwise, it will be processed the next business day. The wire purchase will not be made until the wired amount is received and the purchase is accepted by the Issuer. Wire transfers not originating from AEBI or another selling agent are accepted by AECC's corporate office only when originating from banks located in the United States of America. Any delays that may occur in wiring the funds, including delays in processing by the banks, are not the responsibility of the Issuer. Wire orders may be rejected if they do not contain complete information.


While the Issuer does not charge a service fee for incoming wires, you must pay any charge assessed by your bank for the wire service. If a wire order is rejected, all money received will be returned promptly less any costs incurred in rejecting it.

Tax Treatment of Your Investment


Interest paid on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with Form W-8, Certificate of Foreign Status. Form W-8 must be supplied with both a current mailing address and an address of foreign residency, if different. The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). The Form W-8, in effect before January 1, 2001, must be resupplied every three calendar years. If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. Your interest income will be reported to the IRS (Internal Revenue Service) even though it is not taxed by the U.S. government. The United States participates in various tax treaties with foreign countries. Those treaties provide that tax information may be shared upon request between the United States and such foreign governments.


Changes in Tax Regulation


The U.S. Internal Revenue Service has issued new regulations changing the certification requirements for nonresident aliens. As a result of the changes, new Forms W-8 have been designed and are available for use. AECC will need the new forms on file for all clients by January 1, 2001.


Depending on your status, you may provide us with any one of four new Forms W-8. Most clients will use Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, but consult your tax advisor to ensure that you are using the correct form. The new Forms W-8 must be resupplied every four calendar years, up from three years with the current form.

A few other changes may affect you. Foreign trusts must apply for a permanent U.S. individual tax identification number (ITIN). Individuals applying for benefits under a tax treaty will have additional requirements.

WITHHOLDING TAXES


If you fail to provide a Form W-8 as required above, you will be subject to 31% backup withholding on interest payments and withdrawals from certificates.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy U.S. estate taxes.



Trusts: If the investor is a trust described in "Buying Your Certificate" under "How to Invest and Withdraw Funds," the policies and procedures described above will apply with regard to each grantor.


Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How Your Money Is Used and Protected

INVESTED AND GUARANTEED  BY THE ISSUER


The Issuer, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Investors Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.7 billion and a net worth in excess of $141 million on Dec. 31, 1999.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners,


o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., selling agent fees to selling agents, and transfer agent fees to American Express Client Service Corporation (AECSC).

For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates.


Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

REGULATED BY GOVERNMENT


Because the American Express Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The American Express Investors Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1999, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $238 million. The law requires us to use amortized cost for these regulatory purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of AECC as described in
Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.



As a condition to regulatory relief from the SEC, AECC has agreed to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC is not obligated to continue to rely on the relief and continue to comply with the conditions of the relief. Similarly, AECC has entered into a written, informal understanding with the Minnesota Commerce Department that AECC will maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

BACKED BY OUR INVESTMENTS

The Issuer's investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1999:

Type of investment                      Net amount invested

Corporate and other bonds                       49%

Government agency bonds                         22

Preferred stocks                                16

Mortgages                                       11

Municipal bonds                                  1

Cash and cash equivalents                        1

As of Dec. 31, 1999 about 89% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1999 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

INVESTMENT POLICIES

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of the Issuer use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities --


Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money Is Used and Protected."


The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.


As of Dec. 31, 1999, AECC held about 11% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin --

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities --

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting --

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money --


From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and privately arranged and not intended to be publicly offered.


Real estate --

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities --

We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of AECC's assets.

When-issued securities --


Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. AECC's ability to invest in when-issued securities is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.


Financial transactions including hedges --


We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. The Issuer may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with the Issuer's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is not a limit on the Issuer's ability to enter into financial transactions to manage the interest rate risk associated with the Issuer's assets and liabilities, but the Issuer does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities --

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions --

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How Your Money Is Managed

RELATIONSHIP BETWEEN THE  ISSUER AND AMERICAN EXPRESS FINANCIAL CORPORATION


The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

The Issuer files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. The Issuer and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1999, AEFC managed or administered investments, including its own, of more than $262 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 600 supervisory offices, more than 3,800 branch offices and 9,480 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International) and Travelers Cheque and related services.


CAPITAL STRUCTURE AND  CERTIFICATES ISSUED


The Issuer has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 1999, the Issuer had issued (in face amount) $90,939,275 of installment certificates and $1,508,505,715 of single payment certificates. As of Dec. 31, 1999, the Issuer had issued (in face amount) $13,684,206,836 of installment certificates and $19,860,383,374 of single payment certificates since its inception in 1941.


INVESTMENT MANAGEMENT  AND SERVICES

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research,

o    making specific investment recommendations,

o and executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation

                                               Percentage of
Included assets                               total book value

First $250 million                                     0.750%

Next 250 million                                       0.650

Next 250 million                                       0.550

Next 250 million                                       0.500

Any amount over 1 billion                              0.107

Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years

                                               Percentage of
Year                       Total fees          Included assets

1999                      $8,691,974                   0.26%

1998                       9,084,332                   0.24%

1997                      17,232,602                   0.50%

Estimated advisory and services fees for 2000 are $8,604,000.

Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

DISTRIBUTION


Under a Distribution Agreement with American Express Financial Advisors Inc., the Issuer pays an annualized fee equal to 1% of the amount outstanding for the distribution of this certificate. Payments are made at the end of each term on certificates with a one-, two- or three-month term. Payments are made each quarter from issuance date on certificates with a six-, 12-, 24- or 36-month term.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $27,950,987 during the year ended Dec. 31, 1999. The Issuer expects to pay American Express Financial Advisors Inc. distribution fees amounting to $29,408,000 during 2000.


See Note 1 to financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays selling expenses in connection with services to the Issuer. The Issuer's board of directors, including a majority of directors who are not interested persons of AEFC or AECC, approved this distribution agreement.


SELLING AGENT AGREEMENTS  WITH AMERICAN EXPRESS  BANK INTERNATIONAL


In turn, under a Selling Agent Agreement with AEBI, American Express Financial Advisors compensates AEBI for its services as selling agent of this certificate as follows:

AEBI is paid an annualized fee ranging from 0.50% to 1.25% of the reserve balance of each certificate, depending on the amount outstanding for each such certificate, with this exception: the fee will be 0.30% of the reserve balance of each certificate with an amount outstanding of $1 million or more when:

o    the  aggregate  reserve  balance  for  that  certificate,   and  any  other
     certificate with identical ownership and an amount outstanding of $1 million or more, is at least $20 million;

o the aggregate reserve balance is invested for terms that average at least six months; and

o at least $5 million of this aggregate reserve balance is invested for a term of 12 months or longer.

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors and other Edge Act corporations. For these services, American Express Financial Advisors pays AEBI a fee for this certificate ranging from 0.075% to 0.12% of the reserve balance of each certificate, depending on the amount outstanding for each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made periodically in arrears.

These fees are not assessed to your certificate account.


ABOUT AEBI


AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.


AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 1999, AEBI had total assets of $491 million and total equity of $174 million.


Although AEBI is a banking entity, the American Express Investors Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

OTHER SELLING AGENTS


This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors at commissions of up to:


o    0.90% of the initial investment on the first day of the certificate's term;
     and

o 0.90% of the certificate's reserve at the beginning of each subsequent term.


This fee is not assessed to your certificate account.

In addition, AECC may pay distributors, and American Express Financial Advisors Inc. may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. From time to time, AECC or American Express Financial Advisors Inc. may pay or permit other promotional incentives, in cash or credit or other compensation.


TRANSFER AGENT


Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.


EMPLOYMENT OF OTHER  AMERICAN EXPRESS AFFILIATES


AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

DIRECTORS AND OFFICERS


The Issuer's sole shareholder, AEFC, elects the board of directors that oversees AECC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $32,000 during 1999 to directors not employed by AEFC.


Board of directors

Rodney P. Burwell
Born  in  1939.  Director  beginning  in  1999.  Chairman,   Xerxes  Corporation
(fiberglass storage tanks). Director, Fairview Corporation.

Charles W. Johnson
Born in 1929. Director since 1989. Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Jean B. Keffeler
Born in 1945. Director beginning in 1999. Independent management consultant.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors from 1996 to 2000. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Thomas R. McBurney
Born in 1938. Director beginning in 1999. President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.

Paula R. Meyer*
Born in 1954. President since 1998. Piper Capital Management (PCM) President from 1997 to 1998. PCM Director of Marketing from 1995 to 1997. PCM Director of Retail Marketing from 1993 to 1995.

Pamela J. Moret*
Born in 1956. Director since December 1999. Chair of the board of directors since January 2000. Senior vice president Investment Products since November 1999. Vice president - Variable Assets & Services from 1997 to 1999. Vice president Retail Services Group from 1996 to 1997. Vice President Communications from 1992 to 1996. Various attorney positions in General Counsel's Office from 1982 to 1992.

*"Interested Person" of AECC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since 1997. Vice president and corporate treasurer of AEFC since 1997. Controller, American Express Technologies - Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from 1994 to 1997. Director of finance and analysis, Corporate Treasury of AEFC from 1990 to 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995. Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994. Vice president Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

Philip C. Wentzel
Born 1961. Vice president and controller of AECC since January 2000. Vice president - Finance, Insurance Products of AEFC since 1977. Vice president and controller of IDS Life since 1998. Director, Financial Reporting and Analysis - IDS Life from 1992 to 1997.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


INDEPENDENT AUDITORS


A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, Minneapolis, has audited our financial statements at Dec. 31, 1999 and 1998 and for each of the years in the three-year period ended Dec. 31, 1999. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, AECC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

Quick telephone reference*

Selling Agent     American Express
                  Bank International

Region offices    101 East 52nd Street    (212) 415-9500
                  4th Floor
                  New York, NY 10022


                  1221 Brickell Avenue    (305) 350-7750
                  8th Floor
                  Miami, FL 33131


*You may experience delays when call volumes are high.


American Express
Investors Certificate
200 AXP Financial Center
Minneapolis, MN 55474

800-862-7919
612-671-3131


Distributed by
American Express
Financial Advisors Inc.

S-6040 E (4/00)

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                  The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                  The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                  The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect.
                  See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)               Securities Sold

1996          IDS Special Deposits*                              41,064,846.74
1997          American Express Special Deposits                 182,788,631.00
1998          American Express Special Deposits                  91,416,078.00
1999          American Express Special Deposits                  50,132,542.00

* Renamed American Express Special Deposits in April 1996.

(b)               Underwriters and other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of IDS Certificate Company, to private banking clients of AEB in the United Kingdom and Hong Kong.

(c)               Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $301,946.44 in 1996, $592,068.70 in 1997, $967,791.95 in 1998
and $877,981.60 in 1999.

(d)               Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom and Hong Kong to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

1. (a) Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement No. 33-26844, for the American Express International Investment Certificate (now called, the IDS Investors Certificate) is incorporated herein by reference.

2.        Not Applicable.

3. (a) Certificate of Incorporation, dated December 31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

   (b)    Certificate of Amendment,  dated April 2, 1984 filed electronically as
          Exhibit 3(b) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

   (c) Certificate of Amendment, dated September 12, 1995, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 44 to Registration Statement No. 2-55252, is incorporated herein by reference.

   (d) Certificate of Amendment, dated April 30, 1999, filed electronically as Exhibit 3(a) to Registrant's March 31, 1999 Quarterly Report on Form 10-Q is incorporated herein by reference.

   (e) Certificate of Amendment, dated January 28, 2000, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 47 to Registration Statement No. 2-55252, is incorporated herein by reference.

   (f)    Current   By-Laws,   filed   electronically   as   Exhibit   3(e)   to
          Post-Effective   Amendment  No.  19  to  Registration   Statement  No.
          33-26844, are incorporated herein by reference.

4.        Not Applicable.

5. An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective Amendment No. 18 to Registration Statement No. 33-26844 is incorporated herein by reference.

6. through 9. --  None.

10.(a) Investment Advisory and Services Agreement between Registrant and IDS/American Express Inc. dated January 12, 1984, filed electronically as Exhibit 10(b) to Registrant's Post-Effective Amendment No. 3 to Registration Statement No. 2-89507, is incorporated herein by reference.

   (b) Depositary and Custodial Agreement dated September 30, 1985 between IDS Certificate Company and IDS Trust Company, filed electronically as
          Exhibit 10(b) to Registrant's Post-Effective Amendment No. 3 to Registration Statement No. 2-89507, is incorporated herein by reference.

   (c) Foreign Deposit Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as
          Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

   (d) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

   (e) Second amendment to Selling Agent Agreement between American Express Financial Advisors Inc. and American Express Bank International dated as of May 2, 1995, filed electronically as Exhibit (1) to Registrant's June 30, 1995, Quarterly Report on Form 10-Q, is incorporated herein by reference.

   (f) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

   (g) Amendment to the Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

   (h) Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and Coutts & Co. (USA) International, filed electronically as Exhibit 1(e) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

   (i) Consulting Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 16(f) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577 is incorporated herein by reference.

   (j) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd. filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement No. 2-55252, is incorporated herein by reference.

   (k) Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990 between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as
          Exhibit 10 (j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

   (l) Letter Agreement dated July 28, 1999 amending the Selling Agent Agreement dated June 1, 1990, or a schedule thereto, as amended, between American Express Financial Advisors Inc. (formerly IDS
          Financial Services Inc.) and American Express Bank International, filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

   (m) Letter Agreement dated July 28, 1999, amending the Marketing Agreement dated October 10, 1991, or a schedule thereto, as amended, between IDS Certificate Company and American Express Bank Ltd., filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

   (n) Selling Agent Agreement, dated March 10, 1999 between American Express Financial Advisors Inc. and Securities America, Inc., filed electronically as Exhibit 10 (l) to Post-Effective Amendment No. 18 to Registration Statement 33-26844, is incorporated herein by reference.

   (o) Letter Agreement, dated April 10, 2000, amending the Selling Agent Agreement, dated March 10, 1999 between American Express Financial Advisors Inc. and Securities America, Inc., is filed electronically herewith.

11. through 22. -- None.

23. Consent of Independent Auditors' Report is filed electronically herewith.

24.(a) Officers' Power of Attorney, dated January 28, 2000, filed electronically as Exhibit 24(a) to Post-Effective Amendment No. 47 to Registration Statement No. 2-55252, is incorporated herein by reference.

   (b) Directors' Power of Attorney, dated January 28, 2000, filed electronically as Exhibit 24(b) to Post-Effective Amendment No. 47 to Registration Statement No. 2-55252 is incorporated herein by reference.

25. through 27. -- None.

(b) The financial statement schedules for IDS Certificate Company filed electronically as Exhibit 16(b) to Post-Effective Amendment No. 47 to Registration Statement No. 2-55252 are incorporated herein by reference.

Item 17. Undertakings.

                  Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc. (formerly, IDS Financial Services Inc.), as underwriter, and American Express Bank International, as selling agent will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by their respective agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of their respective agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. and American Express Bank International will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the respective agents of American Express Financial Advisors Inc. and American Express Bank International to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 18th day of, April, 2000.

IDS CERTIFICATE COMPANY



                                   By: /s/ Paula R. Meyer*
                                           Paula R. Meyer, President


Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities on the 18th day of, April, 2000.


Signature                                   Capacity

/s/ Paula R. Meyer* **                      President and Director
Paula R. Meyer                              (Principal Executive Officer)

/s/ Jeffrey S. Horton*                      Vice President and Treasurer
Jeffrey S. Horton                           (Principal Financial Officer)

/s/ Jay C. Hatlestad*                       Vice President and Controller
Jay C. Hatlestad                            (Principal Accounting Officer)

/s/ Rodney P. Burwell**                     Director
Rodney P. Burwell

/s/ Charles W. Johnson**                    Director
Charles W. Johnson

/s/ Jean B. Keffeler**                      Director
Jean B. Keffeler

/s/ Richard W. Kling**                      Director
Richard W. Kling

/s/ Pamela J. Moret**                       Director
Pamela J. Moret

/s/ Thomas R. McBurney**                    Director
Thomas R. McBurney

*Signed  pursuant to Officers'  Power of Attorney  dated  January 28, 2000 filed
electronically  as  Exhibit  24(a)  to   Post-Effective   Amendment  No.  47  to
Registration Statement No. 2-55252, incorporated herein by reference.



/s/ Bruce A. Kohn
    Bruce A. Kohn



**Signed  pursuant to Directors'  Power of Attorney dated January 28, 2000 filed
electronically  as  Exhibit  24(b)  to   Post-Effective   Amendment  No.  47  to
Registration Statement No. 2-55252, incorporated herein by reference.



/s/ Bruce A. Kohn
    Bruce A. Kohn